UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Virginia Commerce Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRGINIA COMMERCE BANCORP, INC.

5350 Lee Highway

Arlington, Virginia 22207

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held April 28, 2010

To the Stockholders:

The Annual Meeting of Stockholders of Virginia Commerce Bancorp, Inc. (the “Company”) will be held at:

The Washington Golf and Country Club

3017 North Glebe Road

Arlington, Virginia 22207

on April 28, 2010, at 4:00 p.m. for the following purposes:

(1)	To elect as directors the ten (10) nominees named in the enclosed proxy statement to serve until their successors are duly elected and qualified;

(2)	To vote on a non-binding advisory resolution approving the compensation of our executive officers;

(3)	To consider and vote upon the Company’s 2010 Equity Plan; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record as of the close of business on March 10, 2010, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

/s/ Robert H. L’Hommedieu
Robert H. L’Hommedieu
Secretary

March 24, 2010

Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States in the enclosed envelope. If you attend the meeting, you may, if you desire, revoke your proxy and vote in person.

VIRGINIA COMMERCE BANCORP, INC.

5350 Lee Highway

Arlington, Virginia 22207

ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement

INTRODUCTION

This proxy statement is being sent to stockholders of Virginia Commerce Bancorp, Inc., a Virginia corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 4:00 p.m. on April 28, 2010, and at any adjournment or postponement of the meeting. The purposes of the meeting are:

(1)	electing as directors the ten (10) nominees named in this proxy statement to serve until their successors are duly elected and qualified;

(2)	voting on a non-binding advisory resolution approving the compensation of our executive officers; and

(3)	considering and voting upon the Company’s 2010 Equity Plan; and

(4)	transacting such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The meeting will be held at:

The Washington Golf and Country Club

3017 North Glebe Road

Arlington, Virginia 22207

This proxy statement and proxy card are being sent to stockholders of the Company on or about March 24, 2010. A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, which includes our audited financial statements, also accompanies this proxy statement.

To obtain directions to attend the meeting and vote in person, please contact Lynda Cornell at (703) 534-0700.

VOTING RIGHTS AND PROXIES

Voting Rights

Only stockholders of record at the close of business on March 10, 2010, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, there were 26,933,923 shares of our common stock, par value $1.00 per share, outstanding. At March 10, 2010, the outstanding common stock was held by approximately an aggregate of 2,500 beneficial stockholders, including 507 stockholders of record. The common stock is the only class of the Company’s voting stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the stockholders. Stockholders do not have the right to cumulate votes in the election of directors. The presence at the meeting, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum.

Proxies

Properly executed proxies which are received by the Company in time to be voted at the meeting will be voted as specified by the stockholder giving the proxy. In the absence of specific instructions, proxies received will be voted FOR the election of the ten (10) nominees for election as directors, FOR approval of the resolution approving our executive compensation and FOR the Company’s 2010 Equity Plan. Management does not know of any matters other than those described in this proxy statement that will be brought before the meeting. If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions and votes withheld will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of stockholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of common stock on a particular matter (i.e., a “broker non-vote”), such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

It is important that you vote. If your shares are held in street name, except for the non-binding advisory vote on executive compensation, your bank or broker may not vote your shares unless you provide them with voting instructions.

Please sign, date, mark and promptly return the enclosed proxy in the postage-paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

•	by submitting a later proxy with respect to the same shares; or

•	by sending written notice to Peter A. Converse, Chief Executive Officer of the Company, at the address noted above, at any time prior to the proxy being voted; or

•	by voting in person at the meeting.

Attendance at the meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your bank or broker for additional information regarding the voting of your shares.

Many stockholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Stockholders should check the voting form or instructions provided by their record holder to see which options are available. Stockholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder. To revoke a proxy previously submitted electronically, a stockholder may simply submit a new proxy at a later date before the taking of the vote at the meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

The enclosed proxy is being solicited on behalf of the Board of Directors of the Company. The cost of this proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, by officers, regular employees or directors of the Company, who will not be compensated for any such services. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. The Company has not retained a professional proxy solicitor or other firm to assist it, for compensation, with the solicitation of proxies, although it may do so if deemed appropriate. Any proxy solicitor would be paid customary fees and expenses.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 28, 2010. This Proxy Statement, Notice of Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2009 are also available online at: http://www.snl.com/Irweblinkx/docs.aspx?iid=4053565.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Securities Ownership of Directors and Officers

The following table sets forth certain information as of March 10, 2010, concerning the number and percentage of shares of the Company’s common stock beneficially owned by each director, nominee for director and executive officer named in the Summary Compensation Table in this proxy statement and by its directors and all executive officers as a group. In addition, the table includes information with respect to persons known to the Company who own or may be deemed to own more than five percent of the Company’s common stock as of March 10, 2010. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security. The Company knows of no other person or persons, other than street name nominee owners, who, beneficially or of record, own in excess of five percent of the Company’s common stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

Directors and Nominees for Director:	Number of Shares Beneficially Owned		Percentage of Class Beneficially Owned(1)

Leonard Adler, Director	999,087	(2)	3.67%

Michael G. Anzilotti, Director and President of the Company	118,357	(3)	0.44%

Peter A. Converse, Director and Chief Executive Officer of the Company, President and Chief Executive Officer of the Bank	1,086,401	(4)	4.00%

W. Douglas Fisher, Chairman of the Board of Directors	756,301	(5)	2.80%

David M. Guernsey, Vice Chairman of the Board of Directors	381,283	(6)	1.41%

Robert H. L’Hommedieu, Director and Secretary	1,031,315	(7)	3.81%

Kenneth R. Lehman, Director	107,209		0.40%

Norris E. Mitchell, Director 8560 Georgetown Pike McLean, Virginia 22102	1,709,645	(8)	6.21%

Todd A. Stottlemyer, Director	1,200		0.00%

Arthur L. Walters, Vice Chairman of the Board of Directors 4141 N. Henderson Road Arlington, Virginia 22203	2,497,591	(9)	9.18%

Named Executive Officers Who Are Not Directors:

Richard B. Anderson, Jr., Executive Vice President, CLO	235,664	(10)	0.87%

William K. Beauchesne, Executive Vice President, CFO	145,539	(11)	0.54%

Steven A. Reeder, Executive Vice President, Retail Banking	27,846	(12)	0.10%

All directors and executive officers as a group (14 persons)	9,156,135	(13)	31.35%

(1)	Based on 26,933,923 shares outstanding as of March 10, 2010, except with respect to individuals holding options or warrants to acquire common stock exercisable within sixty days of March 10, 2010 (presently exercisable options and warrants), in which event this column represents the percentage of shares issued and outstanding as of March 10, 2010, plus the number of such options held by such person, and in the case of all directors and the executive officers as a group, represents the percentage of shares outstanding as of March 10, 2010, plus the number of such options and warrants held by all such persons as a group. Certain shares beneficially owned by the Company’s directors and executive officers may be held in accounts with third party firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such firm’s policies.
(2)	Includes presently exercisable options and warrants to acquire 295,594 shares of common stock and 198,133 shares held by Adler NN, LLC, over which shares Mr. Adler has sole voting power.
(3)	Includes presently exercisable options and warrants to acquire 79,728 shares of common stock and 13,444 shares held jointly by Mr. Anzilotti and his wife, over which they share voting and investment power.
(4)	Includes presently exercisable options and warrants to acquire 248,611 shares of common stock. Mr. Converse has pledged 586,916 shares of common stock as collateral.
(5)	Includes presently exercisable options and warrants to acquire 115,594 shares of common stock. Mr. Fisher has pledged 50,000 shares of common stock as collateral.

(Footnotes continue on the following page)

(Footnotes continued from the prior page)

(6)	Includes presently exercisable options and warrants to acquire 145,594 shares of common stock and 10,265 shares held by Guernsey Office Products, Inc., of which Mr. Guernsey is Chief Executive Officer and principal shareowner and over which shares Mr. Guernsey has sole voting power.
(7)	Includes presently exercisable options and warrants to acquire 161,421 shares of common stock. Mr. L’Hommedieu has pledged 95,856 shares of common stock as collateral.
(8)	Includes presently exercisable options and warrants to acquire 607,816 shares of common stock. Mr. Mitchell’s options and warrants include 600,000 warrants owned by an LLC in which he has a 50% ownership interest. Mr. Mitchell disclaims beneficial ownership of 300,000 warrants attributable to the interests of other members of the LLC. Mr. Mitchell has pledged shares in an amount equal to approximately one percent of the Company’s outstanding common stock as collateral.
(9)	Includes presently exercisable options and warrants to acquire 277,090 shares of common stock, 1,617,474 shares held jointly by Mr. Walters and his wife, Lilly D. Walters, over which they share voting and investment power, and 384,873 shares held by C.W. Cobb and Associates, of which Mr. Walters is President and over which shares Mr. Walters has sole voting power.
(10)	Includes presently exercisable options and warrants to acquire 141,729 shares of common stock. Mr. Anderson has pledged 25,000 shares of common stock as collateral.
(11)	Includes presently exercisable options and warrants to acquire 132,102 shares of common stock. Mr. Beauchesne has pledged 13,437 shares of common stock as collateral.
(12)	Includes presently exercisable options to acquire 26,229 shares of common stock.
(13)	Includes presently exercisable options and warrants to acquire 2,276,095 shares of common stock. Includes 58,697 shares and presently exercisable options held by Patricia M. Ostrander, Executive Vice President - Director of Human Resources.

PROPOSAL 1 - ELECTION OF DIRECTORS

Ten (10) directors will be elected at the meeting for a one year period until the 2011 Annual Meeting of Stockholders and until their successors have been elected and qualified. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected by the independent directors. Each of the nominees for election as director currently serves as a director. The Board of Directors has determined that each director other than Mr. Converse and Mr. Anzilotti is an “independent director” as that term is defined in Listing Rule 5605(a)(2) of The NASDAQ Stock Market (the “NASDAQ”). In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of its business and the arrangements which are disclosed under “Transactions with Management and Related Parties” in this proxy statement.

Vote Required and Recommendation of the Board of Directors. Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as directors in the order of the number of votes received. The Board of Directors recommends that stockholders vote FOR each of the nominees listed below for election to the Board of Directors.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Nominees for Election as Directors

LEONARD ADLER, 74, Director since 1998

Mr. Adler is Chairman of the Board for Adler Financial Group (real estate and investments). Mr. Adler was principal owner of Total Crafts. Mr. Adler has served on the Virginia Commerce Bancorp, Inc. Board since 1988. We believe Mr. Adler’s principal qualifications to serve as a director include his extensive experience in real estate, acquisition, development and management.

MICHAEL G. ANZILOTTI, 60, President of the Company; Director since 2004

Mr. Anzilotti joined Virginia Commerce Bank (the “Bank”) in 2004. Prior to that, Mr. Anzilotti was the President and CEO of First Virginia Bank from 1995 to 2003. Mr. Anzilotti has served and chaired numerous boards over the years, including the Virginia State Chamber of Congress. Mr. Anzilotti has served on the Virginia Commerce Bancorp, Inc. Board since 2004. We believe his qualifications to serve as a director stem from his extensive business experience including over 39 years of bank management.

PETER A. CONVERSE, 59, Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank; Director since 1994

Mr. Converse joined the Bank in 1994. Prior to that, Mr. Converse was the Senior Vice President/Chief Lending Officer for Federal Capital Bank from March 1992 to December 1993; Senior Vice President of Bank of Maryland from October 1990 to March 1992 and Executive Vice President/Chief Lending Officer, Century National Bank from May 1986 to July 1990. Mr. Converse has served on the Virginia Commerce Bancorp, Inc. Board since 1994. We believe his qualifications to serve as a director stem from his extensive banking experience of over 36 years.

W. DOUGLAS FISHER, 72, Chairman of the Board of Directors; Director since 1988

Mr. Fisher was a co-founder and Vice President of AZTECH Corporation, a local computer software and systems company specializing in technology for membership associations nationwide, from 1969 to 1990 and 1992 to 1997. Mr. Fisher was Vice President of Executive Systems, Inc., a software and systems company, from 1990 to 1992. He retired in 1997. He served on the Arlington Bank Board of Advisors from 1980 to 1986. He also served for 12 years on the board of the non-profit organization American Running Association. Mr. Fisher has been a director of Virginia Commerce Bank for 22 years and was a founding director of the Bank in 1988. He has served as Chairman since 1999. Prior to that he served as the Bank’s Vice Chairman and Chairman of the Audit Committee. We believe his qualifications to serve as a director stem from his extensive business experience in technology, banking, and finance and his service over the years on our board.

DAVID M. GUERNSEY, 62, Vice Chairman of the Board of Directors; Director since 1988

Mr. Guernsey is founder and CEO of Guernsey Office Products, Inc., one of the largest independent office products dealers in the United States. Additionally, Mr. Guernsey serves on the board of Comstock Homebuilding Cos. (CHCI), a public company trading on NASDAQ. Mr. Guernsey is on the national board of The National Federation of Small Business (NFIB) serving as Vice-Chairman. NFIB is the Nation’s largest member based small business association. Mr. Guernsey has served on the Virginia Commerce Bancorp, Inc. Board since 1989, currently serving as Vice-Chairman. We believe Mr. Guernsey’s qualifications to serve as a director include his extensive experience with public companies, broad management and market expertise and his success as an entrepreneur.

ROBERT H. L’HOMMEDIEU, 83, Secretary of the Board of Directors; Director since 1988

Mr. L’Hommedieu is retired from Hess, Egan, Hagerty and L’Hommedieu, Inc., an insurance agency, where he was founder and Vice President from 1974 to 1991. Mr. L’Hommedieu was a founding director and has served on the Board since 1988, currently serving as Secretary, and is Chairman of the Audit Committee. We believe Mr. L’Hommedieu’s qualifications to serve as a director include his extensive experience in insurance and risk management.

KENNETH R. LEHMAN, 51, Director since 2009

Mr. Lehman is a private investor, attorney and banking entrepreneur. Mr. Lehman was an attorney with the Securities and Exchange Commission from 1988 through 1992, and in 1993 he co-founded a nationally recognized law firm that specializes in securities, mergers and acquisitions, and banking. Mr. Lehman retired from the firm in 2002. Since 2003, he has co-founded three banks and, over the last five years, he has served as a director of several banks and bank holding companies including publicly traded Tower Bancorp, Inc. where he currently serves as a director, and Wayne Savings Bancshares, Inc. where he served as a director from 2003 through 2008. Mr. Lehman was initially appointed as a director in September 2009 upon recommendation by several members of the Board including management and non-management directors. We believe Mr. Lehman’s qualifications to serve as a director include his experience as an attorney representing private and public financial institutions, including his knowledge of banking and securities laws and regulations, his understanding of banking industry including bank valuations and mergers and acquisitions, and his service as a director of other banking institutions and public companies.

NORRIS E. MITCHELL, 73, Director since 1988

Mr. Mitchell is the co-owner of Gardner Homes Realtors and is an active investor in real estate throughout the state of Virginia. Mr. Mitchell was a founding director and has served on the Board since 1988. We believe Mr. Mitchell’s qualifications to serve as a director include his extensive business and management background relating to real estate property management and finance.

TODD A. STOTTLEMYER, 46, Director since January 2010

Mr. Stottlemyer has been the Executive Vice President and Chief Corporate Services Officer of Inova Health System since 2009, where he oversees technology innovation, legal services, corporate governance, risk management, compliance and community and government affairs, among other areas. Prior to that, Mr. Stottlemyer was President and Chief Executive Officer of the National Federation of Independent Business from 2006 through 2009, Chief Executive Officer and Founder of Apogen Technologies, Inc., President of McGuireWoods Consulting, and as Executive Vice President/Chief Financial and Administrative Officer of BTG, Inc., an information technology company from 1998 through 2000. Mr. Stottlemyer was appointed as a director in January 2010 upon recommendation by several members of the Board including management and non-management directors. We believe Mr. Stottlemyer’s qualifications to serve as a director include his experience as chief financial officer of a publicly traded company, where he was responsible for investor relations and mergers and acquisitions, and his service as a director of other companies.

ARHTUR L. WALTERS, 90, Vice Chairman of the Board of Directors; Director since 1988

Mr. Walters is the President and Owner of TransAmerican Bankshares and various affiliates. Mr. Walters is also the President of C.W. Cobb and Associates, Inc., a national mortgage banking firm, as well as the co-owner of various real estate development and management companies. Mr. Walters has served on the Virginia Commerce Bancorp, Inc. Board since 1993. We believe Mr. Walters’ qualifications to serve as a director include his extensive experience in real estate investment, mortgage banking and securities brokerage.

Committees, Meetings and Procedures of the Board of Directors

Meetings. The Board of Directors of the Company met twelve (12) times during 2009. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors of the Company and by all committees on which such members served during the 2009 fiscal year or any portion thereof.

Board Leadership Structure and Risk Oversight. The Company has separated the positions of Chief Executive Officer and Chairman of the Board as a result of its determination that it is preferable at this time for an independent director to serve as Chairman of the Board. The Chairman of the Board supervises the implementation of the policies adopted or approved by the Board of Directors and presides at all meetings of the Board. As directors continue to have more oversight responsibilities, especially in the area of risk management, the Company believes it is beneficial to have an independent Chairman of the Board whose sole focus is on leading the Board. With guidance from the Chairman of the Board, the Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company. The Company believes this structure provides strong leadership for the Board while positioning the Chief Executive Officer as the leader of the Company. The Company also recognizes, however, that no single leadership model is appropriate at all times and, as a result, the Board periodically reviews its leadership structure to determine whether changes are warranted.

The Company believes that its current leadership structure allows the directors to provide effective oversight of the Company’s risk management function by receiving and approving recommendations prepared by individuals responsible for risk management. The Audit Committee, comprised solely of independent directors, assists the Board in fulfilling its oversight responsibilities by periodically reviewing and making recommendations to the Board regarding the adequacy and effectiveness of the Company’s risk management and related programs and activities. Mr. Fisher, the Chairman of the Board, serves on the Audit Committee and is appropriately positioned to include risk management issues on the agenda for Board meetings as circumstances warrant. As appropriate, the Board members receive recommendations from the chairman of the Audit Committee regarding significant risks or exposures and the steps management has taken to minimize such risk to the Company. In addition, the Audit Committee also regularly communicates with the independent chairman of each Board committee regarding the risks within that committee’s areas of responsibility. The Company believes that this leadership structure promotes effective Board oversight of risk management because, while the Chief Executive Officer is ultimately accountable for the management of the Company’s risks, Board committees, each chaired by an independent director, actively monitor the Company’s risk management program, and are provided with the information necessary to evaluate the specific risks relevant to each committee’s areas of responsibility.

Audit Committee. The Board of Directors has a standing Audit Committee, which is a joint committee of the Company and the Bank. The Audit Committee is responsible for the selection, review and oversight of the Company’s independent auditors, the approval of all audit, review and attest services provided by the independent auditors, the integrity of the Company’s reporting practices, the evaluation of the Company’s risk management and related programs and activities, and the evaluation of the Company’s internal controls and accounting procedures. It also periodically reviews audit reports with the Company’s independent auditors. The Audit Committee is currently comprised of Messrs. Fisher, Lehman, L’Hommedieu and Mitchell. The same individuals served on the Audit Committee during 2009, with Mr. Lehman joining on September 30, 2009. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by NASDAQ for audit committee members in Listing Rule 5605(c)(2)(A). The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’s website at www.vcbonline.com under “Investor Relations/Corporate Governance”. During the 2009 fiscal year, the Audit Committee met seven (7) times. The Board of Directors has determined that Mr. Mitchell is an “audit committee financial expert” as defined under regulations of the SEC.

The Audit Committee is also responsible for the pre-approval of all non-audit services provided by the Company’s independent auditors. Non-audit services are only provided by the Company’s independent auditors to the extent permitted by law. Pre-approval is required unless a “de minimis” exception is met. To qualify for the “de minimis” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

Nominations. The Board of Directors does not have a standing Nominating Committee. It is the policy of the Board of Directors that all members of the Board of Directors who are independent within the meaning of NASDAQ Listing Rule 5605(a)(2) participate in the nomination of directors, in order that the broadest viewpoints and perspectives may be brought into the evaluation of sitting directors, the decision whether to appoint new directors and the determination and evaluation of potential candidates for nomination as director. The Board of Directors has adopted a charter addressing the nominations process. A copy of the charter is available on the Company’s website at www.vcbonline.com under “Investor Relations/Corporate Governance”.

While there are no formal procedures for stockholders to submit recommendations of director candidates, the Board of Directors, or those independent directors performing the nominating function, will consider director candidates recommended by stockholders in writing during such times as the Board of Directors is actively considering adding new directors. Candidates recommended by stockholders will be evaluated based on the same criteria described below. Stockholders desiring to recommend a candidate for consideration should send a letter to the Company’s Secretary and include: (a) a statement that the writer is a stockholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing stockholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all stockholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the recommended candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates recommended by stockholders. Any such recommendation must be received no later than January 1, 2011 in order to be considered by the independent directors for the annual election of directors in 2011.

In addition, in accordance with the Company’s bylaws, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at a meeting of stockholders if the stockholder gives written notice of his or her intent to make such nomination to the Secretary of the Company not later than (i) with respect to an election to be held at the annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting (January 28, 2011 for the 2011 annual meeting of stockholders), and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. In accordance with the Company’s bylaws, a stockholder nomination must include: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board of Directors, including a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as director; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Criteria for Nominating Directors. With the exception of Mr. Converse, who, in accordance with the law then applicable to the Bank, was appointed as a director of the Bank when he became President in 1994, Mr. Adler, who became a director of the Bank shortly after its organization and returned to the Board in 1998, Mr. Anzilotti, who was appointed a director when he became President of the Company in 2004, Mr. Lehman, who was appointed to the Board in September 2009, and Mr. Stottlemyer, who was appointed to the Board in January 2010, each of the other five directors of the Company is an original, or early, director of the Bank. To date, the operations and management of the Company have not required significant expansion of the Board of Directors, and as such, the Board has not developed a formal policy for the identification or evaluation of nominees. In general, if the Board determined that expansion of the Board or replacement of a director was necessary or appropriate, the Board expects that it would review, as it did in connection with the recent appointment of Mr. Lehman and Mr. Stottlemyer, through candidate interviews with members of the Board and management, consultation with the candidate’s associates and through other means, a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Board believes it should include directors with diverse experience and business knowledge and reviews relevant business experience, taking into consideration such factors as a candidate's special expertise, including expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, to ensure an appropriately diverse set of viewpoints and perspectives that reflects the current needs of the Board at such time.

The Board has concluded that each director and director nominee possesses the personal traits described above. In considering the director nominees’ individual experience, qualifications, attributes and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board’s committees. In addition, each director and director nominee possesses characteristics that led the Board to conclude that such person should serve as a director. The specific experience, qualifications, attributes and skills that the Board believes each director and director nominee possesses are discussed under Proposal 1 in the section entitled “Nominees for Election as Directors”.

Compensation. The Personnel and Compensation Committee, composed of all the directors of the Company who are “independent directors” within the meaning of NASDAQ Listing Rule 5605(a)(2), is responsible for the adoption of the Company’s personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel, as well as the salary and compensation of all executive officers. The Personnel and Compensation Committee is also responsible for annually nominating the officers of the Company, evaluating the performance thereof and recommending the grant of stock options , and if Proposal 3 is approved, other equity awards, under the Company's equity compensation plans. The Personnel and Compensation Committee has sole responsibility for making the determinations on salary, bonus and other compensation matters for executive officers. During the 2009 fiscal year, the Personnel and Compensation Committee met nine (9) times. The Personnel and Compensation Committee does not have a charter. See further information on compensation below under “Executive Officer Compensation.”

Personnel and Compensation Committee Interlocks and Insider Participation. No member of the Personnel and Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Personnel and Compensation Committee. Except for loans and deposit transactions in the ordinary course of business made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with parties not related to the Bank, and not presenting more than the normal risk of collectability or other unfavorable features, no member of the Personnel and Compensation Committee or any of their related interests has any material interest in any transaction involving more than $120,000 to which the Company is a party, except for Mr. Guernsey. Mr. Guernsey is the founder and CEO of Guernsey Office Products, Inc., which is one of the Company's suppliers of general office supplies and office furnishings. The Company paid $140,968 to Guernsey Office Products, Inc. during 2009 for office supplies and furnishings, and expects to continue purchasing such items from Guernsey Office Products, Inc. during 2010.

Stockholder Communications. Company stockholders who wish to communicate with the Board of Directors or an individual director can write to Virginia Commerce Bancorp, Inc., 5350 Lee Highway, Arlington, Virginia 22207, Attention: Lynda Cornell, Assistant to the Chief Executive Officer. Your letter should indicate that you are a stockholder, and whether you own your shares in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company’s banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors.

Director Attendance at the Annual Meeting. The Board believes it is important for all directors to attend the annual meeting of stockholders in order to show their support for the Company and to provide an opportunity for stockholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of stockholders unless they are unable to attend by reason of personal or family illness or pressing matters. All of the Company’s directors attended the 2009 annual meeting of stockholders.

Audit Committee Report

The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company’s audit process.

The Audit Committee has:

(1) reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K;

(2) discussed with Yount, Hyde & Barbour, P.C. (“Yount, Hyde & Barbour”), the Company’s independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3) received the written disclosures and letter from Yount, Hyde & Barbour, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with Yount, Hyde & Barbour, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Yount, Hyde & Barbour is compatible with that firm’s independence.

Members of the Audit Committee Robert H. L’Hommedieu, Chairman W. Douglas Fisher Kenneth R. Lehman Norris E. Mitchell

Director Compensation

The following table sets forth information regarding compensation paid to or earned by non-employee directors during the fiscal year ended December 31, 2009.

Director Compensation for 2009

Name(1)	Fees Earned or Paid in Cash(2)	Option Awards(3)(4)	Total

Leonard Adler	$48,000	$4,595	$52,595

W. Douglas Fisher	$48,000	$4,595	$52,595

David M. Guernsey	$48,000	$4,595	$52,595

Robert H. L’Hommedieu	$48,000	$4,595	$52,595

Kenneth R. Lehman	$16,000	—	$16,000

Norris E. Mitchell	$48,000	$4,595	$52,595

Arthur L. Walters	$48,000	$4,595	$52,595

(1)	Michael G. Anzilotti, the President of the Company, does not receive compensation for his service as a director. The compensation received by Peter A. Converse, Chief Executive Officer of the Company, for his service as a director is reflected in the Summary Compensation Table under “Salary.”
(2)	Includes fees for service as a director of the Bank, as applicable.
(3)	Represents the grant date fair value of the 2009 option awards granted to the non-employee directors under the Amended and Restated 1998 Stock Option Plan (the “1998 Stock Option Plan”), calculated in accordance with ASC Topic 718. Please refer to note 12 to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2009, for a discussion of the assumptions used in calculating the grant date fair value.
(4)	At December 31, 2009, the non-employee directors had outstanding option awards, vested and unvested, to purchase shares of common stock as follows: Mr. Adler – 63,978 shares; Mr. Fisher – 82,342 shares; Mr. Guernsey – 83,913 shares; Mr. Lehman – 0; Mr. L’Hommedieu – 49,805 shares; Mr. Mitchell – 16,200 shares; and Mr. Walters – 15,474 shares.

The Personnel and Compensation Committee periodically reviews and evaluates the compensation of the Board of Directors, including the appropriate mix of cash and equity compensation. The Personnel and Compensation Committee recommends changes in compensation to the Board of Directors for approval. During the fiscal year ended December 31, 2009, the directors received an aggregate of $352,000 for attendance at meetings of the Board of Directors of the Company and the Bank. All directors other than Mr. Anzilotti were entitled to receive $4,000 monthly for attendance at Board and committee meetings. Mr. Anzilotti is not entitled to receive fees for his service as a director. The directors receive no separate compensation for attendance at committee meetings. For 2010, directors are currently entitled to receive a fee of $4,000 per month for attendance at all Board and committee meetings. Mr. Converse also receives payment of these fees for Board service, which are reflected in the Summary Compensation Table.

Non-employee directors are entitled to defer all or a portion of their fees pursuant to the Company’s Deferred Compensation Plan discussed below. No director deferred any fees in 2009 under the plan. The Company does not maintain any non-equity incentive plans or compensation programs, or defined benefit retirement plans, for directors.

In addition to cash compensation for service as directors, non-employee directors are also eligible to receive stock options, and if Proposal 3 is approved, other equity awards under the Company’s equity compensation plans. Equity awards to the non-employee directors are typically granted in January each year, in an amount determined by the Board of Directors, based on the recommendation of the Personnel and Compensation Committee. On January 28, 2009, each non-employee director was granted options under the 1998 Stock Option Plan to purchase 3,000 shares of common stock, at an exercise price of $4.31 per share. The options vest over five years and have a term of ten years from the date of grant. In light of the economic conditions, the Board determined not to grant any equity awards to the non-employee directors in 2010.

Executive Officers Who Are Not Directors

The following information is provided with respect to the current executive officers of the Company who are not directors.

Name	Age	Position

Richard B. Anderson, Jr.	55	Executive Vice President and Chief Lending Officer

William K. Beauchesne	53	Executive Vice President and Chief Financial Officer

Patricia M. Ostrander	43	Executive Vice President - Director of Human Resources

Steven A. Reeder	43	Executive Vice President - Retail Banking

Richard B. Anderson, Jr. - Mr. Anderson, Executive Vice President and Chief Lending Officer of the Bank, joined Virginia Commerce Bank in May 1996. Prior to joining the Bank, Mr. Anderson was a Senior Vice President and Senior Commercial Loan Officer at Allegiance Bank, N.A., Bethesda, Maryland, (March 1987 to April 1996). Mr. Anderson has over 33 years of managerial, administrative and operational lending experience.

William K. Beauchesne - Mr. Beauchesne, Executive Vice President and Chief Financial Officer of the Bank, joined the Bank in August 1995. Prior to joining the Bank, Mr. Beauchesne served as Chief Operations Officer and Director of Metropolitan Bank for Savings, FSB, Arlington, Virginia (November 1986 to May 1993). Mr. Beauchesne has over 34 years of accounting, operations and financial management experience in the banking industry.

Patricia M. Ostrander - Ms. Ostrander, Executive Vice President - Human Resources, joined the Bank in May 1994 as Loan Administration Officer. Prior to joining the Bank, Ms. Ostrander was a Loan Administration Officer at Tysons National Bank, McLean, Virginia (December 1992 to April 1994). Ms. Ostrander has over 21 years of managerial, administrative and operational lending experience in the banking industry.

Steven A. Reeder - Mr. Reeder, Executive Vice President - Retail Banking, joined the Bank in June 2005. Prior to joining the Bank, Mr. Reeder served as Senior Vice President and Retail Banking Manager for BB&T’s branch network in Loudoun, Prince William, Stafford, and Spotsylvania counties. He served in a similar capacity with First Virginia Bank - Northern Virginia from 2001 until its merger with BB&T in 2003. Mr. Reeder has over 21 years of retail experience in the banking industry.

TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

Some of the directors of the Company and Bank or companies with which they are associated, and some of the officers of the Company and Bank, were customers of, and had banking transactions with, the Bank during the fiscal year ended December 31, 2009. The Company maintains written policies and procedures to strictly control all loans to insiders in accordance with Federal law (Regulation O). Insiders include any executive officer, director, or principal stockholder and their affiliates and entities which such persons control. All loans and commitments to make loans to such persons by the Bank were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank and do not involve more than a normal risk of collectability or present other unfavorable features. Loans to insiders require approval by the Board of Directors, with any interested director not participating. The Company also applies the same standards to any other transaction with an insider. The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company during 2009 amounted to $48,657,454 representing approximately 22.2% of the Company’s total stockholders’ equity. The aggregate amount outstanding on such loans at December 31, 2009 was $35,600,225. None of these loans has ever been reported as nonaccrual, past due, restructured or potential problem loans, and all of such loans are current as to the payment of interest and principal. The Company’s Compliance Officer provides an annual report to the Audit Committee on compliance with Regulation O and the Company’s policies.

In September 2008, the Company entered into a Purchase Agreement pursuant to which it sold an aggregate of $25 million of 10.20% trust preferred securities, liquidation amount $1,000 per security (the “Preferred Securities”), through VCBI Capital Trust IV, a newly formed trust subsidiary organized under Delaware law (the “Trust”), on a private placement basis. In connection with the issuance of the Preferred Securities, the Company issued warrants to purchase an aggregate of 1.5 million shares of its common stock to the purchasers of the Preferred Securities (the “Warrants” and collectively with the Preferred Securities, the “Securities”). The Warrants have a term of five years from the date of issuance, and an exercise price of $6.83 per share, which is equal to 120% of the average closing price of the common stock for the five trading days prior to the closing of the sale of the Securities. No additional consideration was received for the issuance of the warrants. The gross proceeds to the Company of the sale and issuance of the trust preferred securities and Warrants was $25 million. The sale of the Securities was consummated on September 24, 2008.

All of the purchasers of the Securities are directors or executive officers of the Company and/or the Bank, or such person’s related parties. The directors and executive officers, or their related parties, purchased Securities as follows: Mr. Adler: $4,000,000 of Preferred Securities and 240,000 Warrants; Mr. Anderson: $250,000 of Preferred Securities and 15,000 Warrants; Mr. Anzilotti: $500,000 of Preferred Securities and 30,000 Warrants; Mr. Beauchesne: $250,000 of Preferred Securities and 15,000 Warrants; Mr. Converse: $1,000,000 of Preferred Securities and 60,000 Warrants; Mr. Fisher: $1,000,000 of Preferred Securities and 60,000 Warrants; Mr. Guernsey: $1,500,000 of Preferred Securities and 90,000 Warrants; Mr. L’Hommedieu: $2,000,000 of Preferred Securities and 120,000 Warrants; Mr. Mitchell: $10,000,000 of Preferred Securities and 600,000 Warrants; and Mr. Walters: $4,500,000 of Preferred Securities and 270,000 Warrants. The Company obtained a fairness opinion from an independent third party financial advisor with respect to the terms of the Securities. The Company believes that the terms of the Securities and the issuance of Securities are on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons.

Mr. Guernsey’s relationship with the Company, disclosed above under “Committees, Meetings and Procedures of the Board of Directors — Personnel and Compensation Committee Interlocks and Insider Participation” was approved by the Board of Directors in accordance with the policies and procedures described above.

EXECUTIVE OFFICER COMPENSATION

Compensation Disclosure and Analysis

In this Compensation Disclosure and Analysis (“CD&A”), we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation Tables,” you will find a series of tables containing specific information about the compensation earned or paid in 2009 to Mr. Converse, the Chief Executive Officer of the Company, Mr. Beauchesne, the Chief Financial Officer, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2009, referred to as our “named executive officers.”

Compensation Objectives

The primary objectives of the Personnel and Compensation Committee of our Board of Directors with respect to executive compensation is to tie annual and long-term cash and equity incentives to the achievement of measurable Company and individual performance objectives, thereby aligning the executive’s incentive with maintaining and increasing stockholder value. We attempt to achieve these objectives through compensation plans that tie a substantial portion of our named executive officers’ overall compensation to our financial performance while limiting risk appropriately. Our compensation philosophy is to reward our executives with compensation at market competitive rates, while rewarding outstanding Bank performance with above-average total compensation.

For executive compensation determinations for 2009, the Personnel and Compensation Committee used information available to it from internal and external sources, including a 2006 executive compensation study of a customized peer group of 20 publicly-traded banks 1, that the Personnel and Compensation Committee had engaged Clark Consulting (“Clark”) to conduct in recommending potential improvements for the Company’s compensation practices for 2007. As in prior years, the Personnel and Compensation Committee generally targeted the Company’s executive compensation to the 50th percentile of the peer group, after applying a reasonable annual increase to the 2005 compensation data from the 2006 study. In light of the Company’s performance, however, the Personnel and Compensation Committee determined not to increase base salaries for 2009.

During 2009, the Personnel and Compensation Committee engaged the consultant services of Blanchard Chase (“Chase”) to review executive compensation at the Company and to recommend potential improvements regarding existing practices for implementation in 2010. The Personnel and Compensation Committee requested Chase’s review, as an objective third party, to summarize issues relative to topics such as competitive executive compensation and incentive practices with the intent to identify appropriate compensation levels. The review utilized 2008 compensation data from 2009 proxies for a custom peer group of 21 publicly-traded banks2, the selection of which was based upon similarities in asset size, geographic location, and performance. The executive compensation paid in 2008 for this proxy peer group then was increased 6%, to reflect general market movement in executive compensation since 2008. Although some performance metrics for the Company’s performance in 2009 were above and some were below the 50th percentile of this 2009 peer group, the Personnel and Compensation Committee felt that targeting the Company’s executive compensation to the 50th percentile was still an appropriate approach.

Participation in Capital Purchase Program

On December 12, 2008, the Company sold a series of its preferred stock and warrants to purchase common stock to the United States Department of Treasury (the “Treasury”) under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) created under the Emergency Economic Stabilization Act of 2008 (“EESA”). As a result of its participation in the CPP, the Company became subject to certain executive compensation requirements of the EESA. In connection with the Company’s participation in the CPP, on December 12, 2008, the Company’s senior executive officers (the “SEOs”), which consists of the named executive officers, executed waivers consenting to the restrictions and limitations required by the EESA.

On February 17, 2009, the President of the United States signed into law the American Reinvestment and Recovery Act of 2009 (“ARRA”). The ARRA amended, among other things, the EESA by directing the Treasury to issue regulations implementing additional restrictions and limitations on executive compensation paid or accrued by

[1]	Sterling Financial Corporation (SLFI), TrustCo Bank Corp NY (TRST), U.S.B. Holding Co., Inc. (UBH), Capital City Bank Group, Inc. (CCBG), Sandy Spring Bancorp, Inc. (SASR), City Holding Company (CHCO), Security Bank Corporation (SBKC), Hudson Valley Holding Corp. (HUVL), First Indiana Corporation (FINB), Tompkins Trustco, Inc. (TMP), CoBiz Inc. (COBZ), Union Bankshares Corporation (UBSH), First Community Bancshares, Inc. (FCBC), TowneBank (TOWN), Univest Corporation of Pennsylvania (UVSP), Interchange Financial Services Corp. (IFCJ), Virginia Financial Group, Inc. (VFGI), Cardinal Financial Corporation (CFNL), FNB Corporation (FNBP), and Severn Bancorp, Inc. (SVBI).
[2]	Sterling Bancorp (STL), Sandy Spring Bancorp, Inc. (SASR), City Holding Company (CHCO), Hudson Valley Holding Corp. (HUVL), Tompkins Financial Corporation(TMP), Union Bankshares Corporation (UBSH), First Community Bancshares, Inc. (FCBC), TowneBank (TOWN), Univest Corporation of Pennsylvania (UVSP), Cardinal Financial Corporation (CFNL), NBT Bancorp Inc. (NBTB), Community Bank System, Inc. (CBU), Harleysville National Corporation (HNBC), Sun Bancorp, Inc. (SNBC), First Bancorp (FBNC), StellarOne Corporation (STEL), Hampton Roads Bankshares, Inc. (HMPR), Lakeland Bancorp, Inc. (LBAI), Intervest Bancshares Corporation (IBCA), Eagle Bancorp, Inc. (EGBN), First United Corporation (FUNC).

for participants in the CPP. The restrictions and limitations of the EESA, as amended by the ARRA, were implemented by interim final rules setting forth the TARP standards on corporate governance and executive compensation, published by the Treasury and effective on June 15, 2009, as updated by technical corrections issued in December 2009 and by further guidance from the Treasury in January and February 2010 (collectively, “TARP Standards”). The period beginning on December 12, 2008, and continuing until the Company redeems the preferred stock issued in the CPP transaction is referred to as the “TARP Period.” The restrictions and limitations, as applicable to the Company during a portion or all of the TARP Period, include:

•

a prohibition on paying or accruing any bonus, retention award, or incentive compensation to the five most highly compensated employees of the Company (whether or not SEOs) during the period beginning on June 15, 2009, and continuing until the preferred stock is redeemed, other than certain awards of restricted stock, certain commission compensation, or bonuses payable under existing employment agreements in place as of February 11, 2009;

•

a prohibition, during the period beginning on June 15, 2009, and continuing until the preferred stock is redeemed, on making any payments to the named executive officers and the Company’s next five most highly compensated employees for departure from the Company or upon a change in control of the Company, other than compensation earned for services rendered or accrued benefits, and a prohibition on the acceleration of vesting due to a departure or a change in control with respect to the named executive officers and the next five most highly compensated employees;

•

subjecting bonus, incentive and retention payments made to the named executive officers during the period beginning December 12, 2008, and continuing until the preferred stock is redeemed and to the Company’s next twenty most highly compensated employees during the period beginning June 15, 2009, and continuing until the preferred stock is redeemed, to repayment (clawback) if based on financial statements or any other performance metric criteria that are later found to be materially inaccurate;

•

a prohibition on providing formal or informal tax gross-ups or other reimbursements for the payment of taxes to the named executive officers and the Company’s next twenty most highly compensated employees during the period beginning June 15, 2009, and continuing until the preferred stock is redeemed;

•	a limitation on the tax deductibility of the portion of an named executive officer’s annual compensation in excess of $500,000;

•

a prohibition during the period beginning June 15, 2009, and continuing until the preferred stock is redeemed on any compensation plan that would encourage manipulation of reported earnings, encourage behavior focused on short-term results rather than long-term value creation, or encourage the named executive officers to take unnecessary and excessive risks that could threaten the value of the Company;

•	a requirement to conduct semi-annual reviews of the named executive officer and employee compensation plans to ensure they do not contain such prohibited features;

•	maintenance of an independent Personnel and Compensation Committee;

•

establishment by the Board of a company-wide policy regarding excessive or luxury expenditures, including entertainment or events, office and facility renovations, aviation or other transportation services and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or similar measures in the ordinary course of business;

•

a requirement to include a “say-on-pay” proposal for a non-binding vote of stockholders at annual meetings held during the TARP Period, whereby stockholders vote, on a non-binding basis, to approve (or disapprove) the compensation of executives as disclosed pursuant to the executive compensation disclosures included in the proxy statement

•	annual disclosure of certain perquisites and information regarding the Company’s compensation consultant;

•

a review by the Treasury of any bonus, retention awards or other compensation paid to the named executive officers and the next twenty most highly compensated employees prior to February 17, 2009, to determine if such payments were inappropriate and negotiate for the reimbursement of such excess payments; and

•	annual certifications by the Chief Executive Officer and Chief Financial Officer of compliance with the TARP Standards.

The restrictions and limitations of the TARP Standards required the Company to implement certain changes to its 2009 executive compensation as noted in the following discussion.

Compensation Components

The key components of our executive compensation program consist of a base salary and performance-based compensation in the form of an annual cash bonus and equity grants under the 1998 Stock Option Plan. Base salary and bonus, or cash compensation, have comprised the substantial portion of total executive compensation.

Base Salary

The Personnel and Compensation Committee believes that base salary for named executive officers should be targeted at market competitive levels while rewarding outstanding Bank performance with above-average total compensation. Base salaries are reviewed annually and adjusted from time to time, based on the Personnel and Compensation Committee’s review of market data and assessment of Company and individual executive performance, with input from the Chief Executive Officer. Changes made to base salaries for 2007 were targeted to the 50th percentile of the custom peer group developed by Clark, despite the majority of the Company’s performance measures being above the 75th percentile of that group at the time. For 2008, base salaries for all executive officers were increased only by an average of 3.21 percent due to the changes made in 2007 and in recognition of increasing challenges facing the banking industry and U.S. economic conditions in 2008. In light of the Company’s performance in 2008, the Personnel and Compensation Committee determined that base salaries for 2009 should not increase.

Annual Bonus

In addition to base salary, the Personnel and Compensation Committee awards annual cash bonuses to the executive officers. The annual cash bonus awards are not administered as part of any formal cash bonus program. Individual executive officers receive cash bonus awards, usually in January each year, at the sole discretion of the Personnel and Compensation Committee, with input from the Chief Executive Officer.

Historically, the Company paid bonuses on a discretionary basis based on its performance against budget with percentage increases generally in proportion to the year-over-year increases in net earnings, if budget was met or exceeded. There was no specific policy in terms of the bonus as a percentage of base salary. For 2007 and beyond, the annual bonus awards remain at the discretion of the Personnel and Compensation Committee, although bonus payments are guided by ranges within tiers according to position and are subjectively based on the Personnel and Compensation Committee’s evaluation of performance relative to both Company and individual departmental goals and objectives. For 2009, these guideline ranges were generally targeted to the 50th to 75th percentile of the 2006 peer group and were from 35% to 100% of base salary for the Chief Executive Officer and from 30% to 60% of base salary for the other named executive officers.

The primary Company performance measurement used for all executives to determine if the Company goals and objectives are met is return on equity, although the Personnel and Compensation Committee also considers other financial performance measures. The Chief Executive Officer’s performance is measured solely on overall Company performance. The Company President’s performance is measured mainly on Company performance but also partly on individual performance regarding business development goals. The EVP-CLO’s performance is measured mainly on loan production, loan profitability and credit quality but also partly on Company performance. The EVP-CFO’s performance is measured mainly on Company performance but also partly on asset /liability management and the efficiency ratio. The EVP-Retail Banking’s performance is measured mainly on company performance, but also partly on deposit growth and funding mix.

All named executive officers were eligible to receive bonuses for 2009, with the exception of the Chief Executive Officer who, as one of the Company’s five most highly compensated employees, was subject to the TARP Standards’ bonus restrictions, which prohibit the Company from accruing or paying a bonus to Mr. Converse after June 15, 2009 until the end of the TARP Period. Although the other named executive officers were not subject to the same prohibition, the Personnel and Compensation Committee decided to treat all named executive officers equally, and as a result, no named executive officer received an annual bonus for 2009.

All other officers of the Company participate in the annual bonus plans with formula driven bonuses for production officers in lending, business development and retail banking and subjective bonuses for non-production support officers. Payouts are based on achieving Company and individual performance objectives. The other four most highly compensated employees of the Company are officers of the Bank and their ability to receive bonuses under these annual bonus plans was also limited by the TARP Standards’ bonus restrictions.

401(k) Plan

Our 401(k) Plan allows substantially all full-time officers and employees of the Company to defer a portion of their compensation, and provided for a discretionary match of up to 5% of their base salaries and bonus amounts in 2008, subject to certain IRS limitations. While the decision to match employee contributions is discretionary, in general, all employees receive the same percentage match. The Bank did not have a match for 2009.

Stock Options

We believe that our long-term interests are best advanced by aligning the interests of our executives and key non-executive officers with the interests of our stockholders. Accordingly, we grant options to our executives pursuant to our 1998 Stock Option Plan. Options that have been granted under the 1998 Stock Option Plan are qualified stock options granted at fair market value at the time the option is granted. Currently, outstanding options have a five-year vesting period. Generally, options expire at the end of ten years from the date of grant or ninety days after separation from the Company for reasons other than cause, death or disability.

Option grants are determined by our Personnel and Compensation Committee in January each year, and periodically for certain key new officer hires during the year. The Personnel and Compensation Committee awards option grants, with input from the Chief Executive Officer, based on a number of criteria, including the relative rank of the executive within the Company and the Personnel and Compensation Committee’s subjective evaluation of the individual’s specific contributions to the success of the Company during the prior year.

We believe the options serve to enhance stockholder value by aligning the interests of our executives with those of the stockholders and also by helping to retain our named executive officers through the extended vesting period of the options. As with awards of annual cash bonuses discussed above, awards of options are at the Personnel and Compensation Committee’s discretion, although the committee is guided by ranges within tiers according to each officer’s position. For 2009, these guideline ranges were generally targeted to the 50th to 75th percentile of the 2006 peer group and were from 30% to 80% of base salary for the Chief Executive Officer and from 20% to 60% of base salary for the other named executive officers.

For 2007 performance, option awards granted in January 2008 for all executive officers were based on 30% of base salary, and calculated using the Black-Scholes option-pricing model. For 2008 performance, in January 2009 the Personnel and Compensation Committee determined that the prior year’s approach would not be appropriate in that the Black-Scholes option-pricing model would result in an excessive number of options relative to the Company’s performance; therefore, the Personnel and Compensation Committee determined that based on the Company’s year-over-year earnings being down 50%, executive officers should each receive half the number of options they received for 2007 performance. In light of the Company ‘s performance during 2009, the Personnel and Compensation Committee determined not to grant options to the executive officers for 2009.

Employment and Severance Arrangements

No named executive officer has any written severance arrangements, any written employment agreement, or any agreement providing for a payment upon a change in control of the Company. Since the beginning of his tenure at the Company, Mr. Converse and the Personnel and Compensation Committee have had an oral agreement to provide him with a change in control agreement, which would pay him one year of base salary in the event of his termination or certain other events, following a change in control of the Company. The Company’s ability to pay or accrue this amount during the TARP Period is significantly limited by the TARP Standards’ restrictions on “golden parachute payments.” The TARP Standards generally prohibit the Company from making any payments to the named executive officers and the Company’s next five most highly compensated employees for departure from the Company or upon most change in control events, other than compensation earned for services rendered or accrued benefits.

Under the terms of the Company’s option plans, all options fully vest upon a change in control. However, during the TARP Period, the TARP Standards prohibit the acceleration of vesting of equity awards held by the named executive officers and the Company’s next five most highly compensated employees due to a departure or most change in control events.

Inter-Relationship of Elements of Total Compensation

The various elements of the compensation package are not interrelated. For example, if it does not appear as though the target bonus will be achieved, the number of options that will be granted may not be affected. There is no significant interplay of the various elements of total compensation between each other. If options that are granted in one year become underwater, the amount of the bonus or base compensation to be paid the executive officer for the next year is not impacted. Similarly, if options become extremely valuable, the amount of base compensation or bonus to be awarded for the next year is not affected.

Perquisites

The Company believes that reasonable perquisites are necessary to attract and retain talented executives. For the named executive officers, these perquisites include payment of premiums on medical and dental insurance, a car allowance and annual club dues for membership at a golf or social club so that the executive has an appropriate entertainment forum for customers and appropriate interaction within the community. The Company believes these perquisites are not material to the overall compensation of the named executive officers and that providing such perquisites is necessary to attract and retain talented executives because many of the Company’s competitors offer similar benefits. All perquisites received by the named executive officers are reviewed annually by the Personnel and Compensation Committee.

Other Information

We have not adopted formal stock ownership requirements for our executive officers and directors. We encourage our executive officers and directors to make investments in our Company stock as a long term investment, but do not have a policy related to any required or target levels of investment. All of the executive officers and directors own common stock and options to purchase common stock pursuant to our 1998 Stock Option Plan. Pursuant to the TARP Standards, the Company has adopted a policy providing that any bonus, incentive or retention payment made to a named executive officer or any of the Company’s next twenty most highly compensated employees during the TARP Period will be subject to repayment if the payment is based on financial statements or any other performance metric criteria that are later found to be materially inaccurate.

Input from the Chief Executive Officer is considered by the Personnel and Compensation Committee regarding the criteria to be used to determine base salary, annual bonuses and other benefits for executive officers other than the Chief Executive Officer. Although input from the Chief Executive Officer is considered by the Personnel and Compensation Committee, it is not given any disproportionate weight. The Personnel and Compensation Committee has the final authority on compensation matters.

Risk Consideration in our Compensation Program

In setting compensation, our Personnel and Compensation Committee also considers the risks the Company’s stockholders and to achievement of our goals that may be inherent in our compensation program. Although a significant portion of some employees’ compensation is performance-based and “at-risk,” we believe our compensation program is appropriately structured and does not pose a material risk to the Company.

Together with the Company’s senior risk officer, the Personnel and Compensation Committee undertook an assessment of our compensation program in light of the business risks present in our operations. We considered the following elements of our employee compensation plans and policies when evaluating whether such plans and policies encourage our employees to take unreasonable risks:

•	We set performance goals that we believe are reasonable in light of past performance and market conditions.

•

The time-based vesting over five years for our long-term incentive awards, even after achievement of any performance criteria, ensures that our executives’ interests align with those of our stockholders for the long-term performance of the Company.

•

Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.

•	The employee compensation plans are designed to align incentive compensation to the Company’s strategic long-term goals.

•

The performance-based plans include several performance measures rather than placing undue reliance on a single performance measure, to ensure that the plans reward behavior in accordance with the Company’s overall strategic goals.

•	Many employee compensation plans provide for reductions in the amount of incentive compensation in certain circumstances, which reduces the focus on short-term results.

Personnel and Compensation Committee Report

The Personnel and Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and based on such review and discussions, the Personnel and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Personnel and Compensation Committee certifies that:

(1)	It has reviewed with the senior risk officer the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2)	It has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3)	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Company’s SEOs are eligible to receive annual cash bonus awards and are eligible to receive option awards under the 1998 Stock Option Plan. No SEO has any written severance arrangements, any written employment agreement, or any agreement providing for a payment upon a change in control of the Company, although as noted

earlier the Company and Mr. Converse have an oral agreement regarding severance to be paid to him in the event of a change in control. The key components of the Company’s executive compensation program consist of base salary and performance-based compensation that provides for cash or equity awards. The cash or equity awards are determined based on performance with respect to long-term strategic goals for the Company that are determined by the Personnel and Compensation Committee. However, the Personnel and Compensation Committee maintains ultimate discretion in the granting of any cash bonuses and equity awards to the SEOs and does not approve any bonus or equity award that would reward unnecessary or excessive risk-taking. In addition, the SEO compensation plans are subject to a provision requiring the SEOs to return to the Company any bonus, incentive compensation or retention award based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. The Personnel and Compensation Committee has determined that the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company.

The Company has employment agreements with the Company’s four most highly compensated employees other than Mr. Converse, and as is typical for companies in the banking industry, the Company offers incentive compensation programs for its business development officers, branch managers, residential mortgage lenders and commercial loan officers. Certain employees other than the SEOs also participate in various annual bonus plans and are eligible to receive options under the 1998 Stock Option Plan, and others are eligible for a discretionary bonus as determined by the Personnel and Compensation Committee. The Personnel and Compensation Committee maintains discretion over participation in all of these plans and does not approve incentive payments that reward behavior that unnecessarily exposes the Company to risk. In addition, many of these plans provide for reductions in the amount of incentive compensation in certain circumstances. In addition, the compensation plans applicable to the twenty most highly compensated employees after the SEOs are subject to the same provision requiring the return to the Company of any bonus, incentive compensation or retention award based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. Further, the employee compensation plans are generally subject to a system of controls within the Company to ensure that inappropriate incentive payments are not made. The Personnel and Compensation Committee has determined that the employee compensation plans do not unnecessarily expose the Company to risks or encourage the manipulation of reported earnings of the Company.

The Company recognizes the potential risk of awarding bonuses to SEOs since they may have direct responsibility for and accessibility to stated performance targets. The Company also recognizes the risks associated with rewarding behavior focused on short-term results rather than long-term value creation. To ensure that the SEO and employee compensation plans continue to encourage appropriate behavior, the Company has implemented the following controls:

•

The Personnel and Compensation Committee will review the SEO compensation plans at least twice a year during the TARP Period with Virginia Commerce Bank’s senior risk officer to ensure the plans do not encourage SEOs to take unnecessary and excessive risks that could threaten the value of the Company. In addition, the committee will identify and eliminate any risk detrimental to the Company.

•

All employee compensation plans will be reviewed and approved/disapproved by senior management at least twice a year during the TARP Period and presented to the Personnel and Compensation Committee for their review and approval or disapproval. The committee will identify and eliminate any risk detrimental to the Company or intentional manipulation of earnings of the Company.

•

The Personnel and Compensation Committee will charge the internal audit department with the responsibility to perform the appropriate “risk evaluations” of SEO and employee compensation plans at least annually, and as otherwise needed, and report the results to the Personnel and Compensation Committee.

Members of the Personnel and Compensation Committee

W. Douglas Fisher, Chairman

Leonard Adler

David M. Guernsey

Robert H. L’Hommedieu

Kenneth R. Lehman

Norris E. Mitchell

Todd A. Stottlemyer

Arthur L. Walters

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed under such acts.

Executive Compensation Tables

The following table sets forth a comprehensive overview of the compensation for Mr. Converse, the Chief Executive Officer of the Company, Mr. Beauchesne, the Chief Financial Officer, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2009.

Summary Compensation Table for 2009

Name and Principal Position	Year	Salary		Bonus(1)	Option Awards(2)	All Other Compensation		Total

Peter A. Converse, Director, Chief Executive Officer – Company; President and Chief Executive Officer – Bank	2009	$429,000	(3)	$—	$18,672	$19,971	(4)	$467,643
	2008	$429,000	(3)	$—	$17,677	$26,195	(5)	$472,872
	2007	$418,000	(3)	$200,000	$17,382	$23,194	(6)	$658,576

Michael G. Anzilotti – Director and President of the Company	2009	$150,877		$—	$8,367	$8,559	(7)	$167,803
	2008	$163,450		$—	$7,882	$18,030	(8)	$189,362
	2007	$165,000		$48,000	$8,313	$17,414	(9)	$238,727

Richard B. Anderson, Jr., Executive Vice President and Chief Lending Officer – Bank	2009	$231,750		$—	$11,410	$22,111	(10)	$265,271
	2008	$231,750		$—	$10,750	$32,565	(11)	$275,065
	2007	$225,000		$100,000	$10,958	$28,742	(12)	$364,700

William K. Beauchesne, Treasurer and Chief Financial Officer – Company; Executive Vice President and Chief Financial Officer – Bank	2009	$190,550		$—	$9,381	$17,168	(13)	$217,099
	2008	$190,550		$—	$8,838	$25,280	(14)	$224,668
	2007	$185,000		$56,000	$9,069	$24,532	(15)	$274,601

Steven A. Reeder, Executive Vice President – Retail Banking	2009	$164,800		$—	$8,114	$21,107	(16)	$194,021
	2008	$164,800		$—	$7,644	$30,314	(17)	$202,758
	2007	$160,000		$30,000	$7,558	$26,873	(18)	$224,431

(1)	Reflects annual cash bonuses awarded. Amounts shown are earned and accrue in the year indicated and are paid in the following year.
(2)	Represents the aggregate grant date fair value of options granted to the named executive officers under the 1998 Stock Option Plan during 2009, 2008 and 2007, respectively, calculated in accordance with ASC Topic 718. Please refer to note 12 to the Company’s Consolidated Financial Statements for the year ended December 31, 2009, for a discussion on the assumptions used in calculating the grant date fair value.
(3)	Includes $48,000 of director fees paid by the Company/Bank.
(4)	Represents $10,647 in club memberships and $9,324 in medical and dental insurance premiums.
(5)	Represents $11,500 of 401(k) matching contribution, $5,966 in club memberships and $8,729 in medical and dental insurance premiums.
(6)	Represents $9,000 of 401(k) matching contribution, $5,885 in club memberships and $8,309 in medical and dental insurance premiums.
(7)	Represents $6,000 car allowance, $1,844 in club membership and $715 in medical and dental insurance premiums.
(8)	Represents $9,673 of 401(k) matching contribution, $6,000 car allowance, $1,603 in club membership and $754 in medical and dental insurance premiums.
(9)	Represents $9,000 of 401(k) matching contribution, $6,000 car allowance, $1,660 in club membership and $754 in medical and dental insurance premiums.
(10)	Represents $6,000 car allowance and $16,111 in medical and dental insurance premiums.
(11)	Represents $11,500 of 401(k) matching contribution, $6,000 car allowance and $15,065 in medical and dental insurance premiums.
(12)	Represents $9,000 of 401(k) matching contribution, $6,000 car allowance and $13,742 in medical and dental insurance premiums.
(13)	Represents $6,000 car allowance and $11,168 in medical and dental insurance premiums.
(14)	Represents $8,829 of 401(k) matching contribution, $6,000 car allowance and $10,451 in medical and dental insurance premiums.
(15)	Represents $9,000 of 401(k) matching contribution, $6,000 car allowance and $9,532 in medical and dental insurance premiums.
(16)	Represents $6,000 car allowance and $15,107 in medical and dental insurance premiums.
(17)	Represents $10,040 of 401(k) matching contribution, $6,000 car allowance and $14,274 in medical and dental insurance premiums.
(18)	Represents $7,840 of 401(k) matching contribution, $6,000 car allowance and $13,033 in medical and dental insurance premiums.

The Company does not maintain (i) any equity-based incentive plans, (ii) any non-equity incentive plans or compensation programs, or (iii) any defined benefit retirement plans. Prior to 2007, the Company did not maintain any nonqualified deferred compensation program or arrangement. No named executive officer has deferred any amounts under the deferred compensation plan. All of the named executive officers are at will employees and serve at the pleasure of the Board of Directors.

Grants of Plan-Based Awards for 2009

The following table presents information regarding option awards to the named executive officers under the Company’s 1998 Stock Option Plan

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards

Peter A. Converse	01/28/2009	12,250	$4.31	$18,762

Michael G. Anzilotti	01/28/2009	5,463	$4.31	$8,367

Richard B. Anderson, Jr.	01/28/2009	7,450	$4.31	$11,410

William K. Beauchesne	01/28/2009	6,125	$4.31	$9,381

Steven A. Reeder	01/28/2009	5,298	$4.31	$6,594

The Company’s practice is that other than awards of options made to new hires, all options awards to employees are made by the Personnel and Compensation Committee at its annual meeting in January each year. As a public company, our Personnel and Compensation Committee’s equity award process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we expect that the release of material nonpublic information will not be timed with the purpose or intent to affect the value of executive compensation. Under the Company’s 1998 Stock Option Plan, the exercise price of any option granted may not be less than 100% of the fair market value of the common stock on the date of grant. For purposes of the 1998 Stock Option Plan, fair market value is determined by reference to the average of the highest and lowest selling price on any exchange (including NASDAQ) on which the common stock is traded on such date, or if there were no sales on such date, then the exercise price shall be not less than the mean between the bid and asked price on such date. As a result of this provision of the plan, the grant price may be higher or lower than the closing price on the date of grant. On January 28, 2009, the closing price of our common stock was $4.21 per share.

The options granted in January 2009 vest in five equal annual installments commencing on the first anniversary of the date of grant. The awards do not have any performance conditions, but generally require the officer to be in the employ of the Company on the date of vesting. The terms of these options provide that they will vest immediately upon a change in control of the Company or the Bank; however, the TARP Standards’ restrictions on golden parachute payments will in most cases prohibit such acceleration of vesting due to a change in control during the TARP Period.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth, on an award by award basis, information concerning all options awards held by named executive officers at December 31, 2009. All options were granted at 100% of market value as determined in accordance with the applicable option plan. The number of shares subject to each award and the exercise price have been adjusted to reflect all stock dividends, stock splits and capital restructurings effected after the date of such award, but have not otherwise been modified, except for the acceleration of vesting discussed below.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Peter A. Converse	97,479	—	$1.47	01/12/2010
	44,306	—	$1.54	01/10/2011
	53,171	—	$3.01	01/09/2012
	28,358	—	$4.32	01/11/2013
	17,014	—	$11.09	01/10/2014
	14,745	—	$12.78	01/18/2015
	7,078	4,719	$16.76	01/11/2016
	5,566	8,349	$15.99	01/16/2017
	5,390	21,560	$10.67	01/30/2018
	—	12,250	$4.31	01/28/2019

Michael G. Anzilotti	28,358	—	$10.12	07/01/2014
	5,670	—	$12.78	01/18/2015
	4,356	2,904	$16.76	01/11/2016
	2,662	3,993	$15.99	01/16/2017
	2,403	9,614	$10.67	01/30/2018
	—	5,463	$4.31	01/28/2019

Richard B. Anderson, Jr.	29,242	—	$1.47	01/12/2010
	31,012	—	$1.54	01/10/2011
	28,358	—	$3.01	01/09/2012
	22,687	—	$4.32	01/11/2013
	12,760	—	$11.09	01/10/2014
	11,343	—	$12.78	01/18/2015
	5,445	3,630	$16.76	01/11/2016
	3,509	5,263	$15.99	01/16/2017
.	3,278	13,112	$10.67	01/30/2018
	—	7,450	$4.31	01/28/2019

William K. Beauchesne	25,500	—	$1.54	01/10/2011
	26,581	—	$3.01	01/09/2012
	22,687	—	$4.32	01/11/2013
	12,760	—	$11.09	01/10/2014
	11,343	—	$12.78	01/18/2015
	5,445	3,630	$16.76	01/11/2016
	2,904	4,356	$15.99	01/16/2017
	2,695	10,780	$10.67	01/30/2018
	—	6,125	$4.31	01/28/2019

Steven A. Reeder	11,797	—	$13.77	06/16/2015
	3,811	2,541	$16.76	01/11/2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
	2,420	3,630	$15.99	01/16/2017
	2,330	9,324	$10.67	01/30/2018
	—	5,298	$4.31	01/28/2019

No awards are subject to performance conditions or other vesting requirement other than continued employment. Awards made prior to 2002 (i.e., those awards expiring in 2012 or earlier) vest in three equal annual installments commencing on the first anniversary the date of grant. Awards made after 2002 (i.e., those awards expiring in 2013 and after) vest in five equal annual installments commencing on the first anniversary of the date of grant. In December 2005, in connection with the implementation of a new accounting standard regarding the recognition of compensation expense with respect to option awards, the Board of Directors accelerated the vesting of all options that were unvested as of December 15, 2005, resulting in the avoidance of future option expense with respect to such awards.

Options Exercised and Stock Vested in 2009

The following table sets forth information regarding options exercised by the named executive officers during 2009, and the amount realized upon such exercises, based on the difference between the market value on the exercise date and the exercise or base price.

	Aggregated Option Exercises in Last Fiscal Year
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise

Peter A. Converse	80,414	$305,356

Richard B. Anderson, Jr.	26,803	$101,779

Michael G. Anzilotti	—	—

William K. Beauchesne	4,931	$8,436

Steven A. Reeder	—	—

Employee Benefit Plans

The Company provides all officers and full-time employees with group life and medical and dental insurance coverage. With the exception of all of the executive officers, all employees pay a portion of the premium costs of medical and dental insurance.

401(k) Plan. The Bank maintains a 401(k) defined contribution plan (the “Plan”). Employees who are at least 21 years of age, have completed at least ninety days of continuous service with the Bank and have completed at least 1,000 hours of work during any Plan year are eligible to participate in the Plan. Under the Plan, a participant may contribute up to 15% of his or her compensation for the year, subject to certain limitations. The Bank may also make, but is not required to make, a discretionary contribution for each participant. The amount of such contribution, if any, is determined on an annual basis by the Board of Directors. There were no contributions by the Bank for the fiscal year ended December 31, 2009.

Nonqualified Deferred Compensation Plan. On November 22, 2006, the Board of Directors of the Bank approved the adoption of the Nonqualified Deferred Compensation Plan for directors and key management employees of the Company, the Bank and their affiliates. Participation in the plan is available to members of the Board of Directors and a select group of management or highly compensated employees of the Company, the Bank and their affiliates, including each named executive officer disclosed in this proxy statement. Under the plan, participants who are directors may defer on a pre-tax basis up to 100% of their director fees, and participants who are employees may defer on a pre-tax basis up to 80% of their base compensation and 80% of bonus or commissions. Under the plan, the Bank has no obligation to make contributions for the benefit of participants, although it has discretion to make contributions for the benefit of one or more participants. No named executive officers have deferred any amounts under the plan.

The deferred compensation accounts are fully vested to the extent they consist of amounts attributable to deferrals by the participants, but may be subject to a vesting schedule to the extent that they consist of amounts, if any, attributable to discretionary contributions by the Bank. The deferred compensation accounts are credited with earnings or losses based upon investment elections that the participants make from among various measurement funds designated by the Bank. The plan is unfunded and the deferred compensation account balances are general obligations of the Bank.

At the time deferral elections are made, participants may choose when the amounts they defer will be paid to them. Distributions of amounts deferred under the plan upon a participant’s retirement are payable in installments or in a lump sum, at the participant’s option; distributions for reasons other than retirement are generally payable in a lump sum. Elections may be changed, subject to the provisions of the plan, and, in limited circumstances such as unforeseeable financial emergency, distributions may be made early.

Stock Option Plan. The Company maintains the 1998 Stock Option Plan, which was originally approved by stockholders of the Bank at the 1998 Annual Meeting of Stockholders, and assumed by the Company in connection with the reorganization into the holding company form of ownership in 1999. At the 2007 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the plan to extend the term of the plan until April 24, 2017 and to increase the number of shares of common stock reserved for issuance under the plan by 500,000. As of March 16, 2010, there were an aggregate of 1,788,542 (as adjusted for stock dividends) options to purchase shares of common stock outstanding under the 1998 Stock Option Plan, at exercise prices ranging from $1.54 to $19.62 per share. Options currently outstanding under the 1998 Stock Option Plan will expire no later than January 2020.

Subsequent to December 31, 2009, options to purchase 52,150 shares of common stock, at an exercise price of $5.92 per share, were granted to forty-seven officers. These awards vest in five equal annual installments commencing on the first anniversary of the date of grant. The ten outside directors of the Company and Bank, as well as the named executive officers did not receive any options. As of March 16, 2010, there were 240,263 options available for granting under the 1998 Stock Option Plan.

Options under the 1998 Stock Option Plan may be either incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that are not ISOs (“Non-ISOs”). Awards to non-employee directors may consist only of Non-ISOs. The purpose of the 1998 Stock Option Plan is to advance the interests of the Company through providing selected key employees and the directors of the Company and its subsidiaries with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees and directors of the Company to promote the success of the business, as measured by the value of its shares, and to increase the commonality of interests among key employees, directors and other stockholders. The 1998 Stock Option Plan is administered by the Personnel and Compensation Committee of the Board of Directors.

The Personnel and Compensation Committee has the authority to select the recipients of stock options and to establish the terms of option awards, subject to the provisions of the 1998 Stock Option Plan. Generally the term of an option granted under the plan will not exceed ten years from the date of grant and the exercise price will be no lower than the fair market value of a share of the Company’s common stock on the date of grant. Fair market value is generally determined by reference to the NASDAQ trading activity of the Company’s common stock. In the case of ISOs granted to employees who own more than 10% of the Company’s common stock, the term of an ISO granted under the plan will not exceed five years from the date of grant and the exercise price will be no lower than 110% of the fair market value of a share of the Company’s stock on the date of grant. Options may be exercised in whole or in part and generally are not transferable except upon the death of a participant or in connection with a “qualified domestic relations order” within the meaning of Section 414(p) of the Code. Outstanding and unexercised options held by a participant at his death are immediately exercisable by the participant’s transferee under the terms of such options. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination or subdivision of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Personnel and Compensation Committee will adjust both the number and kind of shares of stock as to which options may be awarded under the 1998 Stock Option Plan, the affected terms (including exercise price) of all outstanding options and the aggregate number of shares of common stock remaining available for grant under the 1998 Stock Option Plan.

No option may be exercised within six months of its date of grant. In the absence of Personnel and Compensation Committee action to the contrary: (A) an otherwise unexpired ISO, or a Non-ISO granted to an employee, shall cease to be exercisable upon (i) an employee’s termination of employment for “just cause” (as defined in the 1998 Stock Option Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death; (B) an unexpired Non-ISO granted to a non-employee director shall be exercisable at any time (but not later than the date on which the Non-ISO would otherwise expire). Notwithstanding the provisions of any option which provide for its exercise in installments as designated by the Personnel and Compensation Committee, such option shall become immediately exercisable upon the optionee’s death or permanent and total disability. Notwithstanding the provisions of any award which provide for its exercise or vesting in installments, but subject to the TARP Standards’ restriction on accelerated vesting applicable to the named executive officers and the next five most highly compensated employees, on the date of a change in control, all options issued under the 1998 Stock Option Plan shall be immediately exercisable and fully vested. At the time of a change in control, the optionee shall, at the discretion of the Personnel and Compensation Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the common stock subject to such option over the exercise price of such shares, in exchange for the cancellation of such options by the optionee. Notwithstanding the previous sentence, in no event may an option be cancelled in exchange for cash within the six-month period following the date of its grant.

For purposes of the 1998 Stock Option Plan, “change in control” means any one of the following events: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Company’s voting stock; (2) the acquisition of the power to control the election of a majority of the Company’s directors; (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act; or (4) the failure during any period of two consecutive years, of individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Continuing Directors”) for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of defining “change in control,” the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed. The decision of the Personnel and Compensation Committee as to whether a change in control has occurred shall be conclusive and binding.

PROPOSAL 2 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The EESA, as amended by the ARRA, includes a provision requiring TARP participants to permit a separate stockholder vote at each annual meeting held during the TARP Period to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the SEC. As a result, the Company is providing stockholders with the opportunity to cast a non-binding advisory vote at the meeting to approve the compensation of the Company’s executives. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the stockholders approve the overall executive compensation policies and procedures employed by the Company, as described in “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement for the 2010 Annual Meeting.

Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Personnel and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Under the EESA, as amended by ARRA, the vote may not be construed as overruling a decision by the Board of Directors, or to create or imply any additional fiduciary duty by the Board.

Stockholders are encouraged to read the section of this proxy statement entitled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding named executive officer compensation, together with the accompanying narrative disclosure.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve this proposal. Proxies received by the Company and not revoked prior to or at the meeting will be voted in favor of this non-binding proposal unless otherwise instructed by the stockholder.

We believe our compensation policies are strongly aligned with the long term interests of the Company and its stockholders. As such, the Board of Directors recommends that stockholders vote FOR approval of this non-binding advisory resolution.

PROPOSAL 3 – APPROVAL OF THE 2010 EQUITY PLAN

The Board of Directors is asking stockholders to approve the Virginia Commerce Bancorp, Inc. 2010 Equity Plan (the “2010 Equity Plan”), which was approved by the Board of Directors on March 2, 2010. The purposes of the 2010 Equity Plan are to (a) promote the long-term success of the Company and to increase stockholder value by providing employees and directors with incentives to contribute to the long-term growth and profitability of the Company and (b) assist the Company in attracting, retaining and motivating highly qualified employees.

Subject to approval by the stockholders at the meeting, the 2010 Equity Plan is effective as of March 2, 2010, and replaces the 1998 Stock Option Plan. The Company has no plans to grant awards under the 2010 Equity Plan prior to the meeting; however, any awards granted under the 2010 Equity Plan prior to the meeting would be conditioned on stockholder approval of the plan. If stockholders do not approve the 2010 Equity Plan at the meeting, the 2010 Equity Plan and any awards granted under the plan will terminate; and any future equity awards would be granted under the 1998 Stock Option Plan.

As of the date of this proxy statement, 240,263 shares of common stock remain available to be granted under the 1998 Stock Option Plan. If the 2010 Equity Plan is approved by stockholders, no new awards will be granted under the 1998 Stock Option Plan. Awards previously granted under the 1998 Stock Option Plan will remain outstanding in accordance with their terms, but none of the remaining shares of common stock authorized under the 1998 Stock Option Plan will be transferred to or used under the 2010 Equity Plan. In addition, awards under the 1998 Stock Option Plan that are forfeited or expire without being exercised will not be available for awards under the 2010 Equity Plan. The Company has no plans to grant additional awards under the 1998 Stock Option Plan between the date of this proxy statement and the meeting.

Reasons for the Plan

The Board of Directors believes that the Company must be able to offer a competitive equity incentive program to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. The Board of Directors believes that the 2010 Equity Plan will be an important factor in attracting, retaining and rewarding the high caliber employees and directors essential to the Company’s success and in providing incentives to these individuals to promote the success of the Company. The 1998 Stock Option Plan provides the ability to grant only stock options to employees and directors. Through the 2010 Equity Plan, the Company seeks to expand its alternatives for providing cost-effective and competitive equity compensation awards by being able to offer its employees and directors options, restricted stock, stock appreciation rights, stock awards and/or performance units. By having the flexibility to grant these different types of awards, the Company will be able to customize its equity compensation packages on an individual basis. In light of recent changes in the accounting treatment of various equity award types and the possibility of future accounting and tax law changes, the Company believes that it is essential to have the flexibility offered by the 2010 Equity Plan to design and implement future equity compensation.

In addition, as noted earlier, because the Company is participating in the CPP, the Company is generally prohibited by the TARP Standards from accruing or paying certain bonus compensation to its five most highly-compensated employees during the TARP Period. However, certain awards of restricted stock are excluded from this bonus prohibition. The 1998 Stock Option Plan does not authorize the issuance of restricted stock, which means that without the 2010 Equity Plan the Company will be significantly limited in terms of being able to pay bonus compensation to these employees during the TARP Period. The 2010 Equity Plan will allow the Company to pay bonus compensation, if determined to be appropriate, to its five most-highly compensated employees in the form of TARP-compliant long-term restricted stock.

Description of the 2010 Equity Plan

The principal terms of the 2010 Equity Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2010 Equity Plan, which is attached to this proxy statement as Appendix A.

The 2010 Equity Plan contains the following important features:

•	Repricing of stock options and stock appreciation rights is prohibited.

•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

•	The plan has a ten-year term with a fixed number of shares (1,500,000) of Company common stock authorized for issuance. It is not an “evergreen” plan.

•	No more than 750,000 of the shares authorized for issuance under the plan may be granted in the form of restricted stock, stock awards and “other” awards.

•

No more than 50,000 shares may be granted in the form of stock options and stock appreciation rights to any one participant in a calendar year. No more than 30,000 shares may be granted in the form of restricted stock awards, stock awards and other awards to any one participant in a calendar year.

Administration

The 2010 Equity Plan will be administered by the Personnel and Compensation Committee of the Board of Directors (the “Committee”). The Committee will have full power and authority to (i) select participants and grant awards in accordance with the plan, (ii) determine the number of shares of common stock subject to each award or the cash amount payable in connection with an award, (iii) determine the terms and conditions of each award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of the termination of a participant's status as an employee or director, and including the authority to issue new awards in exchange for the surrender and cancellation of outstanding awards and to amend the terms and conditions of an award in a manner that is not, without the consent of the participant, prejudicial to the rights of such participant in such award; provided, however, that except for a substitute award or in the case of a change in capitalization or change in control, the terms of an outstanding award may not be amended to reduce the exercise price of an outstanding stock option or stock appreciation right or to cancel an outstanding stock option or stock appreciation right in exchange for cash, another award or stock option or stock appreciation right with an exercise price that is less than the original award’s exercise price, (iv) specify and approve the provisions of the award documents (as defined in the plan) delivered to participants in connection with their awards, (v) construe and interpret any award document delivered under the plan, (vi) prescribe, amend and rescind rules and procedures relating to the plan, (vii) vary the terms of awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, and (viii) make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the plan.

The vesting, exercisability, payment and other restrictions applicable to an award will be determined by the Committee and set forth in a written award document approved by the Committee and delivered or made available to the participant as soon as practicable following the date of the award.

Eligibility

Awards may be granted by the Committee, in its sole discretion, to directors and employees; provided, however, that non-employee directors will not be eligible to receive incentive stock options. As of the date of this proxy statement, there are 123 employees and eight non-employee directors who are eligible to be granted awards under the 2010 Equity Plan.

Shares Reserved for Issuance

Subject to proportionate and equitable adjustment in the event of certain changes in the Company’s capital structure, the maximum number of shares of common stock that may be issued under the 2010 Equity Plan is 1,500,000. Shares of common stock related to an award that is settled in cash in lieu of common stock will not count against this maximum. Similarly, shares of common stock related to an award that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, or shares of common stock related to a restricted stock award that are forfeited, will not count against this maximum. However, any shares of common stock surrendered by a participant as payment of the exercise price, and any shares of common stock retained by the Company in satisfaction of payment of the exercise price or withholding taxes will count against this maximum.

Awards

Stock Options

The Committee will be authorized to grant options to purchase common stock, which may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the “Code”) or non-qualified stock options. The Committee will determine the terms and conditions of all option grants, subject to the specific limitations set forth in the 2010 Equity Plan. In general, no options may be granted with an exercise price of less than the fair market value of a share of common stock on the date of grant (for incentive stock options, 110% of that value if the grantee beneficially owns more than 10% of such stock), the term of an option may not be longer than ten years, and any options will be subject to certain restrictions on transferability. Payment of the option price may be in cash, previously owned shares, a combination of both, or, if approved by the Committee, through a “cashless exercise” procedure that enables the participant the opportunity to sell immediately some or all of the shares underlying the exercised portion of the stock option to generate sufficient cash to pay the exercise price or satisfy withholding tax obligations.

Restricted Stock

Restricted stock awards are shares of common stock granted in exchange for services or offered for sale, as determined by the Committee. The Committee will determine the restrictions on transfer and conditions of vesting for the restricted stock awards. If offered for sale, such awards may be purchased by cash, shares of common stock, a combination of the two, or other consideration acceptable to the Committee.

Stock certificates representing the restricted stock granted to participants will be registered in the participant’s name. Until vested, the Company may provide that the certificates bear a legend restricting their transferability. Other than the restrictions determined by the Committee, a participant with restricted stock will have the same rights as any other stockholder, including the right to receive dividends and voting rights. Any subsequent stock received by a participant as a result of a stock distribution or stock dividend on the restricted stock will be subject to the same terms, conditions and restrictions as the restricted stock.

Stock Appreciation Rights

The Committee will be authorized to grant stock appreciation rights (“SARs”) either separately or in tandem with the grant of stock options under the 2010 Equity Plan. The exercise of SARs will entitle the holder to an amount (the “appreciation”) equal to the excess of (i) the fair market value of a specified number of shares of common stock at the time of exercise over (ii) the exercise price of the SAR (which will not be less than 100% of the fair market value of the common stock on the day the SAR was granted).

The appreciation will be payable in cash, common stock, or a combination of the two, at the discretion of the Committee. SARs granted in tandem with stock options will be exercisable only when the stock option is exercisable and have the same term and exercise price as the stock option. The exercise of SARs granted in tandem with options will terminate those options, and the exercise of the options will cancel the tandem SARs.

Stock Awards

Stock awards are shares of common stock granted to a participant for the provision of services. The Committee will determine the restrictions on transfer, if any, and conditions of vesting, if any, for the stock awards. Any subsequent stock received by a participant as a result of a stock distribution or stock dividend on the stock award will be subject to the same terms, conditions and restrictions, if any, as the stock award.

Performance Units

Performance units are fixed or variable share-denominated or dollar-denominated units, payable upon satisfaction of performance criteria as the Committee may determine. The Committee will determine the conditions of vesting and time of payments, as well as whether payment of the units will be made in common stock, cash, or a combination of the two.

Other Awards

The Committee will have the authority to grant other forms of equity-based or equity-related awards consistent with the purpose of the 2010 Equity Plan and the interests of the Company. Such awards may provide for cash payments based on the value or future value of common stock, for the acquisition or future acquisition of common stock, or any combination thereof. These awards may also include cash payments (including the cash payment of dividend equivalents) based on criteria determined by the Committee unrelated to the value of common stock and which may be granted in tandem other awards under the 2010 Equity Plan.

Restrictions on Transfer

Unless the Committee determines otherwise, no award will be transferable for any reason other than by will or by the laws of descent and distribution.

Restrictions on Exercise

During the lifetime of the participant, a stock option, stock appreciation right or similar-type of award will be exercisable only by the participant or by a permitted transferee to whom such stock option, stock appreciation right or other award has been transferred by will or by the laws of descent and distribution.

Termination Events

The 2010 Equity Plan provides that if a participant’s employment is terminated for cause (as defined in the 2010 Equity Plan), all vested but unexercised and earned but unpaid awards will terminate, be forfeited and revert to the 2010 Equity Plan. If a participant ceases to be an employee of the Company for reasons other than cause, the participant’s award may be exercised to the extent the award is vested within the period of time specified in the award document or, if no time is specified, within three months following the termination. If a participant ceases to be an employee because of disability or death, the participant’s award may be exercised to the extent the award is vested within the period of time specified in the award document or, if no time is specified, within twelve months. If the participant does not exercise the vested portion of the award within the required period of time, the vested shares will be forfeited and revert to the 2010 Equity Plan. If on the date of termination, any portion of an award is not earned or not vested, that portion of the award will be forfeited and revert to the 2010 Equity Plan.

Change in Capitalization

If the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, or similar event, an appropriate and proportionate adjustment will be made by the Committee to the number and kind of shares authorized for issuance under the 2010 Equity Plan, including the maximum number of shares available under the special limits provided for in the 2010 Equity Plan, as well as to the number and class of shares of common stock subject to each outstanding award, and the exercise price of any outstanding award, in order to retain the economic value or opportunity of such award. Unless otherwise determined by the Committee, such adjusted awards will be subject to the same vesting schedule and restrictions to which the underlying award is subject. Where an award being adjusted is an incentive stock option or is subject to Section 409A of the Code, no changes will be made that would negatively impact the tax status of the award.

Change in Control

The 2010 Equity Plan provides that upon a change in control of the Company (as defined in the 2010 Equity Plan), a participant will fully vest in and have the right to exercise any stock option and stock appreciation right as to all of the common stock under the award, including shares as to which the participant would not otherwise be vested or exercisable, and all restrictions and conditions, including any vesting requirements, of any stock award and restricted stock held by a participant will lapse. Except as otherwise specified in the applicable award document, in the event of a change in control, the Committee may, in its discretion, provide for (i) all performance units and any other awards held by a participant to be deemed fully earned, (ii) the settlement of any award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of the award or realization of a participant’s rights had the award been currently exercisable or payable, (iii) cause any award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control, or (iv) make such adjustment to any award then outstanding as the Committee deems appropriate to reflect such change in control. In the event the Committee exercises this discretion, the Committee will notify the participant of the change in the award. Where an award being changed is an incentive stock option or is subject to Section 409A of the Code, no changes will be made that would negatively impact the tax status of the award.

Term

If the 2010 Equity Plan is approved by stockholders, subject to the right of the Board of Directors to terminate the plan at any time, awards may be granted under the plan until March 2, 2010, after which date no further awards may be granted.

Termination or Amendment of the 2010 Equity Plan

The Board of Directors or the Committee may amend, suspend or terminate the 2010 Equity Plan at any time; provided, however, that the Board of Directors or the Committee may not, without stockholder approval, make any amendment which under the requirements of applicable law or stock exchange rule must be approved by the stockholders of the Company. The Committee may also amend the terms of any award previously granted; provided, however, that no such amendment may impair the rights of any participant without the participant’s consent.

Summary of Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under the 2010 Equity Plan. This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.

Incentive Stock Options

A participant will recognize no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by a participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing a participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonqualified Stock Options

Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, a participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If a participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Stock Appreciation Rights (SARs)

In general, no taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Stock Awards

A participant granted a stock award will generally recognize ordinary income equal to the fair market value of the shares on the date of grant over any amount paid for the shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the stock award is subject to vesting or other substantial restrictions on the date of grant, then the participant generally will not recognize ordinary income on the date of grant, and the stock granted will be taxed in the same manner as restricted stock.

Performance Units

A participant generally will recognize no income upon the grant of a performance unit. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A of the Code

Section 409A of the Code provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2010 Equity Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plans Benefits

Because any awards granted under the 2010 Equity Plan will be made at the Committee’s sole discretion, the benefits and amounts that may be received or allocated under the 2010 Equity Plan are not determinable at this time. The closing price of the common stock, as reported on NASDAQ on March 16, 2010 was $6.69 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information regarding outstanding options and other rights to purchase common stock granted under the Company’s equity compensation plans as of December 31, 2009. This table does not include the 2010 Equity Plan:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,916,859	$7.86	637,456	(2)
Equity compensation plans not approved by security holders	0	0	0

Total	1,916,859	$7.86	637,456

(1)	Consists of the Company’s 1989 and 1998 Stock Option Plans and the 2003 Employee Stock Purchase Plan. For additional information, see Notes 12 and 13 to the Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2009.
(2)	Consists of 291,324 shares available for issuance under the 1998 Stock Option Plan and 346,132 shares available for issuance under the 2003 Employee Stock Purchase Plan.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on the proposal is required to approve the 2010 Equity Plan. Proxies received by the Company and not revoked prior to or at the meeting will be voted in favor of the 2010 Equity Plan unless otherwise instructed by the stockholder.

We believe our compensation policies are strongly aligned with the long-term interests of the Company and its stockholders. As such, the Board of Directors recommends that stockholders vote FOR approval of the 2010 Equity Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

Based solely upon the Company’s review of the copies of the forms which it has received and written representations from the Company’s directors, executive officers and greater than ten percent stockholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a) except that a Form 5 reporting one transaction for Mr. Fisher was not filed in a timely manner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected the independent registered public accounting firm of Yount, Hyde & Barbour, P.C. to audit the accounts of the Company for the fiscal year ending December 31, 2010. Yount, Hyde & Barbour audited the Company’s financial statements for the year ended December 31, 2009. Representatives of Yount, Hyde & Barbour are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

Audit Fees. The aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for 2009 for services rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-K and 10-Q, and for services normally provided in connection with statutory and regulatory filings was $159,850. Yount, Hyde & Barbour billed $148,000 for such services for 2008. This category includes fees for services necessary to perform the audit in accordance with the standards of the Public Company Accounting Oversight Board, and things such as consents and assistance with and review of documents filed with Commission, and the audit of the Company’s internal control over financial reporting.

Audit–Related Fees. During 2009, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for assurance and related services reasonably related to the performance of the audit services rendered by it, and for consultation, was $11,000. In 2008, Yount, Hyde & Barbour billed $16,312 for such services. For both 2009 and 2008 this category included an employee benefit plan audit.

Tax Fees. During 2009, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for tax advice, compliance and planning services was $9,500. In 2008, Yount, Hyde & Barbour billed $8,800 for such services. For both years fees were limited to the preparation of federal and state tax returns for the Company and its subsidiary trusts.

All Other Fees. During 2009 and 2008, there were no other fees billed to the Company by Yount, Hyde and Barbour.

None of the engagements of Yount, Hyde & Barbour provide services other than audit services was made pursuant to the de minimis exception to the pre-approval requirement contained in the rules of the SEC and the Company’s audit committee charter.

FORM 10-K ANNUAL REPORT

The Company will provide to any stockholder solicited hereby, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC, upon written request. Requests should be directed to Krista DiVenere, Assistant Controller, Virginia Commerce Bank, 14201 Sullyfield Circle, Suite 500, Chantilly, Virginia 20151.

OTHER MATTERS

Management is not aware of any other matters to be presented for action by stockholders at the meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

All proposals of stockholders to be presented for consideration at the next annual meeting and included in the Company’s proxy materials must be received by the Company no later than November 24, 2010. Any such proposals must meet the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. The Company must receive written notice of any other matter, including any director nomination, to be acted upon at the next annual meeting, for which inclusion in the Company’s proxy materials is not sought, by January 28, 2011, and in the case of a director nomination such notice must also comply with the Company’s bylaws.

By Order of the Board of Directors

VIRGINIA COMMERCE BANCORP, INC.

Robert H. L’Hommedieu, Secretary

March 24, 2010

Appendix A

Virginia Commerce Bancorp, Inc.

2010 EQUITY PLAN

1.	Purposes

The purposes of the Plan are to (a) promote the long-term success of the Company and to increase stockholder value by providing Employees and Directors with incentives to contribute to the long-term growth and profitability of the Company and (b) assist the Company in attracting, retaining and motivating highly qualified Employees.

2.	Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the Committee or the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d) herein.

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Restricted Stock, Stock Appreciation Rights, Stock Awards, Performance Units or Other Awards.

“Award Document” means a written document approved in accordance with Section 3 which sets forth the terms and conditions of the Award to the Participant. An Award Document may be in the form of (i) an agreement between the Company and the Participant which is executed by the Chairman or a Vice-Chairman of the Company and is signed by the Participant or (ii) a certificate issued by the Company which is executed by the Chairman or a Vice-Chairman of the Company but does not require the signature of the Participant.

“Board” means the Board of Directors of the Company and, for purposes of Awards to Directors, also means the Board of Directors of a Subsidiary.

“Business Combination” means and includes each and all of the following occurrences:

(i) a consolidation or merger pursuant to which more than 50% of the Company’s Majority Voting Stock is transferred to different holders, except for a transaction intended primarily to change the state of the Company’s incorporation; or

(ii) more than 50% of the assets of the Company are sold or otherwise disposed of.

“Cause” has the meaning set forth in the Award Document or, if not defined therein, means the termination of Employee’s employment as a result of: (i) an act or acts of dishonesty undertaken by such Employee and intended to result in gain or personal enrichment of the Employee, (ii) persistent failure to perform the duties and obligations of such Employee which is not remedied in a reasonable period of time after receipt of written notice from Employer, (iii) violation of confidentiality or proprietary information obligations to or agreements entered into with the Employer, (iv) use, sale or distribution of illegal drugs on the Employer’s premises, (v) threatening, intimidating or coercing or harassing fellow employees, or (vi) the conviction of such Employee of a felony.

“Change in Control” means:

(i) a Business Combination.

(ii) the acquisition by any Person (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”)) as Beneficial Owner (as such term is used in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding shares of capital stock of the Company’s then outstanding securities with respect to the election of the directors of the Board.

(iii) During any period of three (3) consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director of the Board subsequent to the date of adoption of the Plan whose election, or a nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Board, as such terms are used in proposed Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for these purposes, considered as though such person were a member of the Incumbent Board.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations (including any proposed regulations) thereunder.

“Committee” means the Personnel and Compensation Committee of the Board appointed to administer the Plan pursuant to Section 3 herein, all of the members of which shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and “independent directors” under applicable listing standards. The Committee shall serve at the pleasure of the Board.

“Common Stock” means the common stock, par value $1.00 per share, of the Company. In the event the Company has more than one class of Common Stock, the class of Common Stock shall be as designated in the Award Document.

“Company” means Virginia Commerce Bancorp, Inc., a Virginia corporation.

“Director” means any individual who is a member of the Board.

“Eligible Individuals” means the Employees and Directors.

“Employee” means any person employed by the Company, its parent or any Subsidiary. A Participant shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, three months after such ninety (90) day leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a director nor payment of a director’s fee by the Company or a Subsidiary shall be sufficient to constitute “employment” by the Company or a Subsidiary.

“Employer” means the Company, its parent, or a Subsidiary, as applicable, that employs the particular Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the closing market price (that is, the price at which last sold on the principal U.S. market or quotation system) of a share of the Common Stock on the relevant date if it is a trading date or, if not, on the most recent date on which the Common Stock was traded prior to such date, as reported by the exchange for the principal U.S. market or principal quotation system on which the Common Stock is traded; or, if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

“Good Reason” for voluntary resignation has the meaning set forth in the Award Document or, if not defined therein, means following a Change in Control (i) the Employer reduces by ten percent (10%) or more the Employee’s compensation at the rate in effect immediately prior to the Change in Control or (ii) without the Employee’s express written consent, the Employer requires the Employee to change the location of his or her job or office, so that he or she will be based at a location more than fifty (50) miles from the location of his or her job or office immediately prior to the Change in Control. For these purposes, “Compensation” means base salary, exclusive of bonus, incentive compensation and shift differential, paid by the Employer as consideration for the Employee’s service.

“Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Document.

“Majority Voting Stock” means the class of the Company’s voting stock which, as of the time of determination, possesses the right to elect a majority of the Board.

“Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

“Other Award” means any other form of award authorized under Section 13 of the Plan.

“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

“Performance Unit” means a performance unit granted to an Eligible Individual pursuant to Section 12 herein which is subject to performance criteria.

“Plan” means this Virginia Commerce Bancorp, Inc. 2010 Equity Plan.

“Restricted Stock” means Common Stock granted to an Eligible Individual pursuant to Section 9 herein which is subject to restrictions.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 10 herein.

“Stock Award” means a share of Common Stock granted to an Eligible Individual for no consideration other than the provision of services or offer for sale to an Eligible Individual at a purchase price determined by the Committee, in either case pursuant to Section 11 herein.

“Stock Option” means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 herein.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

3.	Administration of the Plan

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions herein:

(i) to select Participants from the Eligible Individuals;

(ii) to make Awards in accordance with the Plan;

(iii) to determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

(iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of the termination of a Participant’s status as an Employee or Director of the Company, its parent, or a Subsidiary, and including the authority to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards and to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award; provided, however, that, except for a Substitute Award (in accordance with the requirements of Section 8(b) and 10(a) herein) or as authorized under Section 15(b) or (c) herein, the terms of an outstanding Award may not be amended to reduce the exercise price of an outstanding Stock Option or Stock Appreciation Right or to cancel an outstanding Stock Option or Stock Appreciation Right in exchange for cash, another Award or Stock Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Stock Option or Stock Appreciation Right.

(v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vi) to construe and interpret any Award Document delivered under the Plan;

(vii) to prescribe, amend and rescind rules and procedures relating to the Plan;

(viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions;

(ix) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

(x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions herein, to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of two or more members of the Committee; provided, however, that the Committee may not delegate its authority under Sections 3(b) and 16 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

(e) Liability of Committee. No member of the Committee shall be liable for any action nor determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company’s certificate of incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(f) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.	Effective Date and Term

The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of the Company. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board (including any adjournment or adjournments thereof), the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect. In no event shall any Awards be made under the Plan after the tenth anniversary of the date of the Board’s adoption of the Plan.

5.	Shares of Common Stock Subject to the Plan

(a) General. Subject to adjustment as provided in Section 15(b) herein, the number of shares of Common Stock that may be issued pursuant to Awards under the Plan (the “Section 5 Limit”) shall be 1,500,000 shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares, treasury shares or any combination thereof. Except as provided in Section 5(b) below, the issuance of shares of Common Stock in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of shares of Common Stock available for future Awards under the Plan.

(b) Lapsed Awards or Forfeited Shares; Shares Used as Payment of Exercise Price or for Taxes. Shares of Common Stock related to any Award, or portion thereof, that is settled in cash in lieu of Common Stock shall be available again for grant under the Plan. Similarly, shares of Common Stock related to any Award, or portion thereof, that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, or shares of Common Stock related to a Restricted Stock Award that are forfeited, shall be available again for grant under the Plan. Any shares of Common Stock surrendered by a Participant as full or partial payment of the exercise price, and any shares of Common Stock retained by the Company in satisfaction of payment of the exercise price or withholding taxes shall not be available again for grant under the Plan.

(c) Special Plan Limit on Certain Types of Awards. The maximum number of shares of Common Stock that may be issued in the form of Restricted Stock (under Section 9 herein), Stock Awards (under Section 11 herein), and Other Awards (under Section 13 herein) under the Plan shall be 750,000 shares.

(d) Special Annual Limits. The maximum number of shares of Common Stock that may be subject to Stock Options (under Section 8) and Stock Appreciation Rights (under Section 10 herein) granted to any Eligible Individual in any calendar year under the Plan shall be 50,000 shares. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards (under Section 9 herein), Stock Awards (under Section 11 herein), and Other Awards (under Section 13 herein) granted to any Eligible Individual in any calendar year under the Plan shall be 30,000 shares.

6.	Eligible Individuals

Awards may be granted by the Committee to Eligible Individuals; provided, however, that Directors shall not be eligible to receive Incentive Stock Options. An individual’s status as an Administrator will not, by itself, affect his or her eligibility to participate in the Plan.

7.	Awards in General

(a) Types of Award and Award Document. Awards under the Plan may consist of Stock Options, Restricted Stock, Stock Appreciation Rights, Stock Awards, Performance Units or Other Awards. Any Award described in Sections 8 through 13 of the Plan may be granted singly or in combination or in tandem with any other Award, as the Committee may determine. Awards may be Substitute Awards or may be made in combination with, in replacement of, or as alternatives to grants of rights under any other employee compensation plan of the Company, including the plan of any acquired entity, or may be granted in satisfaction of the Company’s obligations under any such plan.

(b) Terms Set Forth in Award Document. The terms and provisions of an Award shall be set forth in a written Award Document approved by the Committee and delivered or made available to the Participant as soon as administratively practicable following the date of such Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability, provision for mandatory resale to the Company, or provisions for forfeiture or repayment of vested Awards under certain designated circumstances) shall be determined by the Committee and set forth in the applicable Award Document. Notwithstanding the foregoing, subject to the provisions of Section 17(m) and (n) herein, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option, Stock Appreciation Right or Other Award first becomes exercisable.

(c) Termination as Employee. If a Participant ceases to be an Employee, the Participant may exercise his or her Award within such period of time as is specified in the Award Document to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Document). The date of a Participant’s termination as an Employee for any reason shall be determined in the sole discretion of the Committee. In the absence of a specified time in the Award Document, the Award shall remain exercisable for three (3) months following the Participant’s termination as an Employee and then terminate, unless otherwise provided in the Plan. If, on the date of termination, the Participant has not earned or is not vested as to his or her entire Award, the shares covered by the unearned or unvested portion of the Award shall be forfeited and revert to the Plan unless otherwise provided in the Award Document. If, after termination, the Participant does not exercise the vested portion of his or her Award within the period of time as is specified in the Award Document (or the Plan, if not specified in the Award Document), the shares covered by such vested portion of the Award shall be forfeited and revert to the Plan. Notwithstanding the above provisions or any provision of an Award Document, unless provided otherwise by the Committee, upon a Participant’s termination of employment for Cause, all vested but not yet exercised and earned but not yet paid Awards shall also immediately terminate and no longer be exercisable or payable and all shares subject to such Awards shall be forfeited and revert to the Plan.

(d) Disability of Participant. If a Participant ceases to be an Employee as a result of the Participant’s disability (as defined in Section 22(e)(3) of the Code), the Participant may exercise his or her Award within such period of time as is specified in the Award Document to the extent the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Document). In the absence of a specified time in the Award Document, the Award shall remain exercisable for twelve (12) months following the Participant’s termination and then terminate. If, on the date of termination, the Participant has not earned or is not vested as to his or her entire Award, the shares covered by the unearned or unvested portion of the Award shall be forfeited and revert to the Plan unless otherwise provided in the Plan or the Award Document. If, after termination, the Participant does not exercise the vested portion of his or her Award within the period of time as is specified in the Award Document (or the Plan if not specified in the Award Document), the shares covered by such vested portion of the Award shall be forfeited and revert to the Plan.

(e) Death of Participant. If a Participant dies while an Employee, the Award may be exercised within such period of time as is specified in the Award Document (but in no event later than the expiration of the term of such Award as set forth in the Award Document), but only to the extent that the Award is vested on the date of death. The Award may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Award under the Participant’s will or the laws of descent or distribution. In the absence of a specified time in the Award Document, the Award shall remain exercisable for twelve (12) months following the Participant’s death and then terminate. If, at the time of death, the Participant has not earned or is not vested as to his or her entire Award, the shares covered by the unearned or unvested portion of the Award shall immediately be forfeited and revert to the Plan unless otherwise provided in the Plan or the Award Document. If, after Participant’s death, the vested portion of the Award is not exercised within the period of time as is specified in the Award Document (or the Plan if not specified in the Award Document), the shares covered by such vested portion of the Award shall be forfeited and revert to the Plan.

(f) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award subject to the requirements of Section 17(m) herein. Payments can either be paid currently or deemed to have been reinvested in shares of Common Stock, and can be made in Common Stock, cash or a combination thereof, as the Committee shall determine.

8.	Stock Options

(a) Terms of Stock Options Generally. A Stock Option shall entitle the Participant to whom the Stock Option was granted to purchase a specified number of shares of Common Stock during a specified period at a price that is determined in accordance with Section 8(b) below. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options. The Committee will fix the vesting and exercisability conditions applicable to a Stock Option.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be fixed by the Committee on the date of grant; provided, however, that the exercise price for such Option shall be no less than the Fair Market Value of a share of Common Stock on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of grant, provided that the requirements of Section 424(a) of the Code are met.

(c) Option Term. The term of each Stock Option shall be fixed by the Committee and, subject to Section 3(a)(viii) above, shall not exceed ten years from the date of grant.

(d) Incentive Stock Options. Each Stock Option granted pursuant to the Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Stock Option, and (B) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, the excess Stock Options shall be treated as Nonqualified Stock Options. For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock shall be determined as of the time the Stock Option with respect to such shares is granted.

(e) Method of Exercise. Subject to the provisions of the applicable Award Document, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a “cashless exercise” procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

(f) Accelerated Vesting Upon Death or Disability. In the event a Participant terminates his or her service with the Company, its parent or a Subsidiary due to Participant’s death or disability (as defined in

Section 22(e)(3) of the Code), all Stock Options granted to Participant shall become fully vested and exercisable upon such termination and remain exercisable for the period of time stated in the Participant’s Award Document (or the Plan if not specified in the Award Document).

9.	Restricted Stock

(a) General An Award of Restricted Stock shall consist of a grant of one or more shares of Common Stock to a Participant for no consideration other than the provision of services or may be offered for sale to a Participant at a purchase price determined by the Committee, subject to the terms and conditions established by the Committee in connection with the Award and as set forth in the applicable Award Document. Such shares of Common Stock shall be subject to such restrictions on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the Award Document relating to such stock. If shares of Common Stock are offered for sale under the Plan, the purchase price shall be payable in cash, or, in the sole discretion of the Committee and to the extent provided in any applicable Award Document, in shares of Common Stock already owned by the Participant, for other consideration acceptable to the Committee or in any combination of cash, shares of Common Stock or such other consideration.

(b) Share Certificates; Rights and Privileges. At the time Restricted Stock is granted or sold to a Participant, share certificates representing the appropriate number of shares or Restricted Stock shall be registered in the name of the Participant but shall be held by the Company in custody for the account of such person. Company may take whatever actions it determines necessary to restrict the transferability of the unvested Restricted Stock including providing that the certificates bear a legend restricting their transferability. Except for such restrictions on transfer or other incidents of ownership as may be determined by the Committee and set forth in the Award Document relating to an award or sale of Restricted Stock, a Participant shall have the rights of a stockholder as to such Restricted Stock, including the right to receive dividends and the right to vote in accordance with the Company’s certificate of incorporation.

(c) Distributions. Any shares of Common Stock or other securities of the Company received by a Participant to whom Restricted Stock has been granted or sold as a result of a stock distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Restricted Stock.

10.	Stock Appreciation Rights

(a) General. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to the payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document. The exercise price per share of Common Stock covered by a Stock Appreciation Right shall be fixed by the Committee on the date of grant; provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Appreciation Right that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided, that such exercise price is not less than the minimum exercise price that would be permitted for an equivalent Stock Option as determined in accordance with Section 8(b) above. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to such amount, or in a combination of cash and shares of Common Stock having an aggregate value as of the date of exercise equal to such amount. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option.

(b) Stock Appreciation Rights in Tandem with Stock Options. A Stock Appreciation Right granted in tandem with a Stock Option shall be granted at the same time as such Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a

Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercise.

11.	Stock Awards

(a) General. A Stock Award shall consist of one or more shares of Common Stock granted to a Participant for no consideration other than the provision of services (or, if required by applicable law in the reasonable judgment of the Company, for payment of the par value of such shares). Stock Awards shall be subject to such restrictions (if any) on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the applicable Award Document.

(b) Distributions. Any shares of Common Stock or other securities of the Company received by a Participant to whom a Stock Award has been granted as a result of a stock distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Stock Award.

12.	Performance Units

Performance Units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Document relating to such Performance Units. Performance Units may be paid in Common Stock upon the satisfaction of the applicable performance criteria as described in the Award Document, cash or a combination of Common Stock and cash, as the Committee may determine.

13.	Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

14.	Certain Restrictions

(a) Transfers. Unless the Committee determines otherwise, no Award shall be transferable for any reason (including pursuant to a domestic relations order) other than by will or by the laws of descent and distribution.

(b) Exercise. During the lifetime of the Participant, a Stock Option, Stock Appreciation Right or similar-type Other Award shall be exercisable only by the Participant or by a permitted transferee to whom such Stock Option, Stock Appreciation Right or Other Award has been transferred in accordance with Section 14(a) above.

15.	Recapitalization or Reorganization

(a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a) herein, including the maximum number of shares available under the special limits provided for in Section 5(c) and 5(d) herein, the number and class of shares of Common Stock subject to each outstanding Award, and the exercise price of any outstanding Award, shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, or similar event in which the number or class of shares of Common Stock is changed. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject. Where an Award being adjusted is an Incentive Stock Option or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

(c) Change in Control. Subject to Section 17(m) and (n) herein, notwithstanding the provisions of any Award Document, upon a Change in Control, a Participant shall fully vest in and have the right to exercise any Stock Option and Stock Appreciation Right as to all of the Common Stock under the Award, including shares as to which it would not otherwise be vested or exercisable, and all restrictions and conditions, including any vesting requirements, of any Stock Award and Restricted Stock held by a Participant shall lapse. Except as otherwise specified in the applicable Award Document, in the event of a Change in Control, the Committee may, in its discretion, provide for (i) all Performance Units and any Other Awards held by a Participant to be deemed fully earned, (ii) the settlement of any Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of the Award or realization of a Participant’s rights had the Award been currently exercisable or payable, (iii) cause any Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control, or (iv) make such adjustment to any Award then outstanding as the Committee deems appropriate to reflect such Change in Control. In the event the Committee exercises such discretion, the Committee shall notify the Participant in writing or electronically of the change in the Award. Where an Award being changed is an Incentive Stock Option or is subject to Section 409A of the Code, any change shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

16.	Amendments; Termination

The Board or Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that any amendment which under the requirements of any applicable law or stock exchange rule must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award. Notwithstanding any provision herein or in any Award Document to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

17.	Miscellaneous

(a) Tax Withholding. The Company may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any federal, state or local tax withholding requirements. The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with any Award any federal, state or local taxes required to be withheld with respect to such payments. In addition, the Company may permit any individual to whom an Award has been made to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual upon settlement or exercise of such Award or by delivering to the Company shares of Common Stock owned by the individual prior to exercising the option, subject to such rules as the Committee may establish from time to time.

(b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Document shall confer upon any Employee any right to continued employment with Employer or interfere in any way with the right of Employer to terminate the employment of any of its employees at any time, with or without cause.

(c) Other Compensation. Nothing in the Plan shall preclude or limit the ability of the Employer to pay any compensation to a Participant under the Employer’s other compensation and benefit plans and programs.

(d) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Employer, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(e) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment or settlement of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

(f) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(g) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

(h) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern, and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(j) Application of Funds. The proceeds received from the Company from the sale of Common Stock or other securities pursuant to Awards will be used for general corporate purposes.

(k) Deferral. The Committee may, in its discretion and as provided in the applicable Award Document, permit a Participant to defer receipt of the shares underlying a Stock Option upon exercise or otherwise defer the recognition of income with respect to an Award pursuant to the terms of any deferred compensation plan maintained by the Company.

(l) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to conflicts of law principles.

(m) Nonqualified Deferred Compensation Plan Omnibus Provision. The Company intends that all Awards under the Plan either comply with Section 409A of the Code (“Section 409A”) or comply with an exemption from the application of Section 409A. The Committee shall not exercise any discretion under the Plan, including, but not limited to, the discretion in Section 7 and Section 15 herein, in any manner which would violate Section 409A. Each Award Document covering an Award subject to Code Section 409A shall comply with the requirements of Section 409A and shall include any terms required by Section 409A (including the 6 month delay requirement, authorized distribution events and time and form of payment requirements). All Awards exempt from Section 409A shall be interpreted and administered in a manner as to maintain such exemption. Neither the Company nor the Committee, however, shall have any responsibility or liability if any Award is subject to adverse taxation under Section 409A.

(n) Participation in Capital Purchase Program. The Company has participated in the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (the “CPP”) created by the Treasury Department pursuant to authority granted under the Emergency Economic Stabilization Act of 2008, as amended from time to time (the “EESA”). As a result of its participation in the CPP, the Company is required to comply with the requirements of Section 111(b) of the EESA, in accordance with the guidance and regulations issued by the Treasury Department with respect to the CPP, as such guidance and regulations may be amended from time to time (the “CPP Requirements”). The Plan is intended to permit the Committee, in its sole discretion, to grant Awards that are intended to qualify as TARP-compliant long-term restricted stock or restricted stock units under the CPP Requirements as well as to grant Awards that are not intended to qualify as TARP-compliant long-term restricted stock or restricted stock units, including without limitation the payment of a Participant’s salary in Stock Awards or the grant of Awards which, although not TARP-compliant long-term restricted stock or restricted stock units, nonetheless comply with the non-accrual and other limitations of the CPP Requirements. Notwithstanding any other provision of the Plan to the contrary, the Plan shall be administered, interpreted and construed and, if and where applicable, benefits provided hereunder shall be limited, deferred, prohibited and/or subject to repayment to the Company in accordance with the CPP Requirements and Section 111(b) of the EESA, as amended from time to time, to the extent legally applicable.

☒ PLEASE MARK VOTES AS IN			REVOCABLE PROXY
THIS EXAMPLE	VIRGINIA COMMERCE BANCORP, INC
This proxy is solicited on behalf of the Board of Directors.
The undersigned hereby makes, constitutes and appoints W. Douglas Fisher, David M. Guernsey and Arthur L. Walters, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Virginia Commerce Bancorp, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held on April 28, 2010 and at any adjournment or postponement thereof.		1.

☐    FOR all nominees listed below (except as noted to the contrary below)

☐    WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:  Leonard Adler; Michael G. Anzilotti; Peter A. Converse;

W. Douglas Fisher; David M. Guernsey; Robert H.

L’Hommedieu; Kenneth R. Lehman; Norris E. Mitchell;

Todd A. Stottlemyer and Arthur L. Walters

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

		2.	The non-binding, advisory proposal to approve the Company’s executive compensation. ☐ FOR ☐ AGAINST ☐ ABSTAIN
		3.	The proposal to approve the Company’s 2010 Equity Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees listed above, FOR the proposal to approve the Company’s executive compensation and FOR the proposal to approve the Company’s 2010 Equity Plan. In addition, this proxy will be voted at the discretion of the proxy holder(s) in accordance with their best judgment upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Please check box if you plan to attend the Annual Meeting. ☐
Please be sure to sign and date this proxy in the box below.	Date

Stockholder sign above (Co-holder, if any, sign above)

Detach above card, sign, date and mail in postage paid envelope provided.

VIRGINIA COMMERCE BANCORP, INC.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.